UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A [X]

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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NetSol Technologies, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING

And

PROXY STATEMENT

Annual Meeting of Shareholders

NetSol Technologies, Inc.

23975 Park Sorrento, Suite 250

Calabasas, CA 91302

June 10, 2019

NetSol Technologies, Inc.

23975 Park Sorrento, Suite 250

Calabasas, CA 91302

Phone: (818) 222-9195

Fax: (818) 222-9197

www.netsoltech.com

May 2, 2019

Dear Fellow Shareholder:

Fiscal 2018 was the continuation of a major transformational shift for both our business and for the greater leasing and financing landscape. What’s more, with the rapid evolution in new types of vehicle and asset ownership models, we’re also witnessing massive growth in digital and mobile solutions being desired, and even required, by our existing and new partners alike.

We’re in the middle of a true paradigm shift for the industry. However, with such change comes new opportunities for those companies that have the resolve to adapt, hard as it may be, and the vision to innovate ahead of the pack. Our vision for NETSOL is to be that innovator of the future.

As the first step in this journey, in fiscal 2017, we fundamentally altered the structure of our business to ensure that we’re built for growth and longevity in the years ahead. While we’ve come out a leaner, more agile organization, the path to getting there wasn’t easy. Through fiscal 2018, we ended up in reducing our headcount today to less than 1,300 employees from a high of 1,460 in 2017.

Across the board, we focused on removing distractions as well as other components that will be nonessential to NETSOL’s long-term strategy, which has drastically improved our key fundamentals. In total, we ultimately saved the company $8.5 million. Moreover, we increased our earnings, on a per share basis, from a loss of $0.46 in fiscal 2017 to a gain of $0.38 in fiscal 2018 and have achieved a positive net income for five consecutive quarters including the results from our current fiscal year.

Operationally, we’re continuing to perform at the highest levels for both new and existing customers. Highlighting one of our recent successes, back in August, NETSOL was awarded an initial five-year contract worth a total of $30 million to implement our Ascent Retail and Wholesale Platforms in China for a global auto manufacturing giant. Our platform was selected from four potential vendors for its unmatched reputation in executing projects of similar size and scope. From start to finish, the evaluation process ultimately ended up lasting two years. Additionally, this agreement is consistent in monetary value with our expectations for future major wins. We view this deal as a major catalyst for fiscal 2019.

In addition to consistently winning new business and capitalizing on our sizeable pipeline, we also recognize the need to continue providing super quality of service to our existing customers as well. Nothing quite captures our commitment to this ideal like our work within the ongoing $110 million deployment with a well-known German auto manufacturing giant. To-date, we’ve now had a Go-Live event in seven of the twelve countries covered in this agreement, having most recently announced successful initial implementations in China and Japan, respectively.

Looking ahead, the beginning of 2019 has represented the inflection point that will transition us into our next stage of future growth. With numerous deployments now under our belt for our flagship solution, we are anticipating a more robust growth trajectory in 2019 and onwards. We maintain that a double-digit increase in revenue is achievable for the year.

As our industry continues to evolve, we will alongside it. No company in the asset leasing and finance space is more well-equipped than NETSOL to take advantage of the disruptive technologies that have the power to transform ownership models as we know it. The future is bright, and our goal remains the same: to one day become a global leading information technology company. In the process, we’re focused on generating long-term, sustainable value for you, our shareholders.

I hope you will join us at our annual meeting to be held on June 10, 2019 at the Company’s headquarters located at 23975 Park Sorrento, Suite 250, Calabasas, CA 91302 at 10:00 AM local time. As we do each year, we will review our business and financial results for the year, address the voting items in the Proxy Statement and, of course, take your questions. Whether you plan to attend the meeting or not, your vote is important, and we encourage you to review the enclosed materials and submit your proxy whether it is by mail or in person. Thank you again for your continued support of NETSOL.

Sincerely,

Najeeb Ghauri

Chairman and CEO

NETSOL Technologies, Inc.

Notice of Annual Meeting

of Shareholders of NetSol Technologies, Inc.

Annual Meeting of Shareholders

Date:	Monday, June 10, 2019
Time:	10:00 AM PST
Place:	NetSol Technologies, Inc. 23975 Park Sorrento, Suite 250 Calabasas, CA 91302
Record Date:	April 22, 2019

Agenda and Voting Matters

At or before our Annual Meeting, we ask that you vote on the following items:

Proposal	Board Recommendation	Page Reference

Item 1 Election of Directors	FOR	7

Item 2 Ratification of the Appointment as the Company’s Independent Auditors for Fiscal Year 2019, KSP GROUP, INC.	FOR	8

Item 3 To approve, on an advisory basis, vote on executive compensation in this Proxy Statement.	FOR	11

Item 4 To consider such other matters as may properly come before the Annual Meeting.

Only shareholders of record as shown on the books of the Company at the close of business on April 22, 2019, the record date and time fixed by the Board of Directors, will be entitled to vote at the meeting and any adjournment thereof.

By order of the Board of Directors

NetSol Technologies, Inc.

Najeeb Ghauri

Chief Executive Officer

Calabasas, California

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

How to vote: Your vote is important

Internet	Mail	Telephone	In Person
Visit the website listed on your proxy card. You will need the control number that appears on your proxy card when you access the web page.	Complete and sign the proxy card and return it in the enclosed postage pre-paid envelope.

If your shares are held in the name of a broker, bank or other nominee: follow the telephone voting instructions, if any, provided on your voting instruction card. If your shares are registered in your name:

In the US call toll free:

1-800-814-8954 and International callers call 1-201-806-7301 and follow the telephone voting instructions. You will need the control number that appears on your proxy.

You may attend the Annual Meeting and vote by Ballot. Your admission ticket to the Annual Meeting is either attached to your proxy card or is in the email by which you received your Proxy Statement.

This proxy statement is available online

at http://ir.netsoltech.com/all-sec-filings

PROXY STATEMENT GENERAL INFORMATION

This Proxy Statement is furnished to holders of the common stock, par value $.01 per share, of NetSol Technologies, Inc., a Nevada corporation (the “Company”), in connection with the solicitation by the Company’s Board of Directors of proxies for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on June 10, 2019, at 10:00 A.M., local time, at the Company headquarters, located at 23975 Park Sorrento, Suite 250, Calabasas, CA 91302, and any and all adjournments thereof. The purpose of the Annual Meeting and the matters to be acted on there are set forth in the accompanying Notice of Annual Meeting of Shareholders. For overnight accommodations, Hilton Garden Inn located at 24150 Park Sorrento, Calabasas, CA 91302, telephone (818) 591-2300 is within a short walking distance of the meeting site.

The Annual Meeting has been called for the purpose of the following:

1.	To consider and vote on the election of directors, each to hold office for a term of one year ending in 2020 or when their successors are elected.

2.	To consider and vote upon the ratification of the appointment of KSP Group, Inc. as the Company’s independent auditors for the fiscal year 2019.

3.	To approve, on an advisory basis,executive compensation in this Proxy Statement (“Say-on- Pay”); and,

4.	To consider such other matters as may properly come before the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT VOTING AND THE SHAREHOLDER MEETING

Q:	Why did I receive the proxy materials?

A:	We have made the proxy materials available to you over the internet and have mailed you paper copies of these materials because the Board is soliciting your proxy to vote your shares of our common stock at the annual meeting to be held on June 10, 2019, and at any adjournments or postponements of this meeting.

Q:	What is a proxy?

A:	The Board is asking you to give us your proxy. Giving us your proxy means that you authorize another person or persons to vote your shares of our common stock at the annual meeting in the manner you direct. The written document you complete to designate someone as your proxy is usually called a “proxy card” or a “voting instruction form” depending on how the ownership of your shares is reflected in our records. If you are the record holder of your shares, a “proxy card” is the document used to designate your proxy to vote your shares. If you hold your shares in street name, a “voting instruction form” is the document used to designate your proxy to vote your shares. In this proxy statement, the term “proxy card” means both the voting instruction form and proxy card unless otherwise indicated.

Q:	Who Can Vote?

A:	You are entitled to notice of the Annual Meeting if you held any shares of common stock of NetSol Technologies, Inc. as of the close of business on the record date, April 22, 2019. You are entitled to vote at the Annual Meeting all shares of common stock of NetSol Technologies, Inc. that you held as of the close of business on that record date. Each share of common stock is entitled to one vote with respect to each matter properly brought before the Annual Meeting.

As of the record date, April 22, 2019, there were 11,850,527 shares of common stock of NetSol Technologies, Inc. issued and outstanding.

In accordance with Nevada law, lists of our shareholders who are entitled to vote at the Annual Meeting will be available for inspection by any stockholder present at the Annual Meeting and, for ten days prior to the Annual Meeting, by any stockholder, for purposes germane to the meeting, at our offices located at 23975 Park Sorrento, Suite 250, Calabasas, CA 91302. Any inspection of these lists prior to the Annual Meeting must be conducted between 9:30 A.M. and 4:30 P.M. (PST). Please contact our Corporate Secretary to arrange any inspection prior to the Annual Meeting.

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Q:	Who Is the Record Holder?

A:	You may own common stock either (1) directly in your name, in which case you are the record holder of such shares, or (2) indirectly through a broker, bank or other nominee, in which case such nominee is the record holder.

If your shares are registered directly in your name, we are sending these proxy materials directly to you. If the record holder of your shares is a nominee, you will receive proxy materials from such nominee.

Q:	How Do I Vote?

Record Holders:

●	By Mail. If you choose to vote by mail, mark your proxy card, date and sign it, and return it as soon as possible in the postage-paid envelope provided.

●	By Telephone. If you choose to vote by phone, please call toll free (800) 814-8954 and vote your shares; international callers please call our toll number 1(201) 806-7301to vote.

●	By attending the Annual Meeting. If you attend the Annual Meeting, you can vote your shares in person.

●	By voting on the Internet. Please go on www.proxyvote.com.

Stock Held by Brokers, Banks and Nominees:

●	If your common stock is held by a broker, bank or other nominee, such nominee will provide you with instructions that you must follow in order to have your shares voted.

●	If you plan to attend the Annual Meeting and vote in person, you will need to contact the broker, bank or other nominee to obtain evidence of your ownership of common stock on April 22, 2019.

Q:	Are proxy materials available on the Internet?

A:	Yes, please see notice below:

Important notice regarding the availability of proxy materials for the annual shareholder meeting to be held on June 10, 2019;

Our Proxy Statement and 2018 Annual Report are available on the following Web site:

http://ir.netsoltech.com/all-sec-filings

Q:	What are NetSol shareholders being asked to vote on at the annual shareholder meeting?

A:	You will vote on:

●	Item 1: The election of seven directors to serve until the next annual meeting of shareholders.

●	Item 2: To consider and vote upon the ratification of the appointment of KSP Group, Inc. as the Company’s independent auditors for the fiscal year 2019; and

●	Item 3: To approve, on an advisory basis, vote on an executive compensation in this Proxy Statement (“Say-on-Pay”).

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Q:	How Many Shares Must be Represented in Order to Transact Business at the Annual Meeting?

A:	A quorum is the number of shares that must be represented, in person or by proxy, in order to transact business at the Annual Meeting. We will have a quorum and be able to conduct business at the Annual Meeting if a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy. Abstentions will be included in the calculation of the number of shares considered to be present for purposes of determining whether a quorum is present.

Q:	How Many Votes Are Required to Approve a Proposal?

A:	If a quorum is present, the vote of a majority of votes present in person or represented by proxy at the meeting and entitled to vote on the election of directors is required to elect directors. The vote of a majority of the votes cast is required to ratify the selection of our independent registered public accounting firm, and, to approve the proposal to approve, on an advisory basis, the named executive officer compensation in this Proxy Statement.

Q:	What is a Broker Non-Vote?

A:	Under the rules that govern nominees who have record ownership of shares that are held in “street name” for account holders (who are the beneficial owners of the shares), nominees typically have the discretion to vote such shares on routine matters, but not on non-routine matters. If a nominee has not received voting instructions from an account holder and does not have discretionary authority to vote shares on a particular item, a “broker non-vote” occurs.

Q:	What is the difference between holding shares as a “Stockholder of Record” and as a “Beneficial Owner”?

A: If your shares are registered in your name on the books and records of American Stock Transfer, our registrar and transfer agent, you are a “Stockholder of Record” (also sometimes referred to as a “Registered Stockholder”). If you are a Stockholder of Record, we sent the Notice directly to you.

If your shares are held by your broker or bank on your behalf, your shares are held in “Street Name” and you are considered a “Beneficial Owner.” If this is the case, the Notice has been sent to you by your broker, bank, or other holder of record.

Q:	Does Anyone Solicit this Proxy and Who Will Pay the Expenses of the Proxy Distribution?

A:	We will pay the expenses for the preparation of the proxy materials and the solicitation of proxies. Our directors, officers or employees may solicit proxies on our behalf in person or by telephone, e-mail, facsimile or other electronic means. These directors, officers and employees will not receive additional compensation for such services. In accordance with the regulations of the United States Securities and Exchange Commission (the “SEC”), we may reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

Q:	What do I need to do now?

A:	First, carefully read this document in its entirety. Then, vote your shares by following the instructions from your broker, if your shares are held in “street name”, or by one of the following methods:

●	If you received these printed materials by mail, mark, sign, date and return your proxy card in the enclosed return envelope as soon as possible; or

●	Call the toll-free number on the proxy card and follow the directions provided; or

●	Go to the website listed on the proxy card and follow the instructions provided; or,

●	Attend the shareholder meeting and submit a properly executed proxy or ballot. If a broker holds your shares in “street name,” you will need to get a legal proxy from your broker to vote in person at the meeting.

Voting by phone or on the Internet has the same effect as submitting a properly executed proxy card.

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Q:	What are my choices when voting?

A:	When you cast your vote on:

Item 1: You may vote in favor of electing the nominees as directors or vote against one or more nominees or you may abstain from voting.

Item 2: You may cast your vote in favor of or against the proposal, or you may elect to abstain from voting your shares.

Item 3: You may cast your vote in favor of or against the proposal, or you may elect to abstain from voting your shares.

If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of each director nominee in Proposal 1 and in favor of Proposal 2, and 3.

Q.	Does the Board have a recommendation for voting?

A.	The Board unanimously recommends you vote your shares as follows:

Proposal 1- “FOR” each of the persons nominated for election to the Board.

Proposal 2- “FOR” ratifying the selection of KSP Group, Inc. as the Company’s independent auditor for fiscal year ending June 30, 2019.

Proposal 3- “FOR” approval on an advisory basis, vote on executive compensation in this Proxy Statement (“Say-on-Pay”).

Q:	What if I abstain from voting?

A:	If your shares are represented at the annual meeting, in person or by proxy, but you abstain from voting on a matter, or include instructions in your proxy to abstain from voting on a matter, your shares will be counted for the purpose of determining if a quorum is present, but will not be counted as either an affirmative vote or a negative vote with respect to that matter. With respect to the items scheduled to be voted on at the meeting, abstentions will have no effect on the outcome of the vote on those proposals, assuming a quorum is present.

Q:	Who is eligible to vote?

A:	Holders of record of NetSol Technologies, Inc. common stock at the close of business on April 22, 2019, are eligible to vote at NetSol’s Annual Meeting of Shareholders. As of that date, there were 11,850,527 shares of NetSol common stock outstanding held by 141 holders of record, a number that does not include beneficial owners who hold shares in “street name”.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Yes, but only if you give your broker instructions. If your shares are held by your broker (or other nominee), you should receive this document and an instruction card from your broker. Your broker will vote your shares if you provide instructions on how to vote. If you do not tell your broker how to vote, your broker may vote your shares in favor of ratification of the auditor appointment but may not vote your shares on the election of directors or any other item of business. However, your broker is not required to vote your shares if you do not provide instructions.

Q:	Can I attend the shareholder meeting even if I vote by proxy?

A:	Yes. All shareholders are welcome to attend and we encourage you to do so.

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Q:	Can I change or revoke my vote after I have mailed my signed proxy card or voted by telephone or electronically?

A:	Yes. If you have not voted through your broker, you can do this by:

●	calling the toll-free number on the proxy card at least 24 hours before the meeting and following the directions provided; or,

●	going to the website listed on the proxy card at least 24 hours before the meeting and following the instructions provided; or,

●	submitting a properly executed proxy prior to the meeting bearing a later date than your previous proxy; or,

●	voting in person at the meeting, but simply attending the meeting will not, in and of itself, revoke a proxy.

If you voted through your broker, please contact your broker to change or revoke your vote.

Q:	Why did I receive more than one proxy card?

A:	You may receive multiple cards if you hold your shares in different ways (e.g. joint tenancy, in trust or in custodial accounts). You should vote on every proxy card that you receive.

Q:	Are there any rules regarding admission to the annual meeting?

A:	Yes. You are entitled to attend the annual meeting only if you were, or you hold a valid legal proxy naming you to act for, one of our shareholders on the record date. Before we will admit you to the meeting, we must be able to confirm:

●	Your identity by reviewing a valid form of photo identification, such as a driver’s license; and

●	You were, or are validly acting for, a shareholder of record on the record date by:

●	verifying your name and stock ownership against our list of registered shareholders, if you are the record holder of your shares;

●	reviewing other evidence of your stock ownership, such as your most recent brokerage or bank statement, if you hold your shares in street name; or your most recent plan statement; or

●	reviewing a written proxy that shows your name and is signed by the shareholder you are representing, in which case either the shareholder must be a registered shareholder or you must have a brokerage or bank statement for that shareholder as described above.

If you do not have proof that you own, or are legally authorized to act for someone who owns, shares of our common stock on the record date, you will not be admitted to the meeting.

At the entrance to the meeting, we will verify that your name appears in our stock records or will inspect your brokerage or bank statement, or proof of ownership and any written proxy you present as the representative of a shareholder. We will decide whether the documentation you present for admission to the meeting meets the requirements described above. The annual meeting will begin at 10:00 a.m., local time. Please allow ample time for the admission procedures described above.

Q:	How many shares are owned by NetSol’s directors and executive officers?

A:	On April 22, 2019, NetSol’s directors and executive officers beneficially owned 1,654,139 shares entitled to vote at the annual meeting, constituting approximately 14.28% of the total shares outstanding and entitled to vote at the meeting.

Q:	Where do I get more information?

A:	If you have questions about the meeting or submitting your proxy, or if you need additional copies of this document or the proxy card, you should contact the Company’s Corporate Secretary at (818) 222-9195.

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ANNUAL MEETING BUSINESS

PROPOSAL 1

ELECTION OF DIRECTORS

NetSol’s articles of incorporation and bylaws provide that directors are elected to serve a one-year term of office, expiring at the next annual meeting of shareholders. Our articles of incorporation establish up to nine directors, with the exact number to be fixed from time to time by resolution of the Board of Directors.

Directors are elected by a majority of votes, which means that the nominees receiving the most votes will be elected. Shareholders are not entitled to cumulate votes in the election of directors. In determining the votes cast for the election of a director, abstentions and broker non-votes are excluded. The Nominating and Corporate Governance Committee considers the offer of resignation and recommends to the Board whether to accept it. The policy requires the Board to act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following the shareholder meeting. Board action on the matter requires the approval of a majority of the independent directors.

The Board of Directors has nominated the following directors for election to one-year terms that will expire at earlier of their removal or replacement or at the 2019 annual meeting:

Najeeb Ghauri

Naeem Ghauri

Shahid J. Burki

Mark Caton

Malea Farsai

Henry Tolentino

Syed Kausar Kazmi

The individuals appointed as proxies intend to vote “FOR” the election of the nominees listed above. If any nominee is not available for election, the individuals named in the proxy intend to vote for such substitute nominee as the Board of directors may designate. Each nominee has agreed to serve on the board and we have no reason to believe any nominee will be unavailable.

For the biography of each nominee as well as for Director Compensation, please refer to Page 22 of the Proxy.

Board Recommendation:

The Board of Directors recommends shareholders vote “FOR” the election of each of the seven director nominees.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF KSP GROUP, INC. AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL YEAR 2019

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm. The Audit Committee engages in an annual evaluation of the independent public accounting firm’s qualifications, assessing a wide variety of factors.

The Audit Committee has appointed KSP Group, Inc. (“KSP” or “KSP Group”) as the independent registered public accounting firm to audit the Company’s financial statements for the year ending June 30, 2019. The Audit Committee seeks shareholder ratification of this appointment of KSP. There is no affiliation between the Company and KSP, its partners, associates or employees.

A representative from KSP may be present at the Annual Meeting in person or via telephone and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

A majority of the votes cast, in person or by proxy, at the Annual Meeting, is required for the ratification of the appointment of the independent registered public accounting firm. Should the shareholders not ratify the selection of KSP, it is contemplated that the appointment of KSP will be permitted to stand unless the Audit Committee finds other compelling reasons for making a change. Disapproval by the shareholders will be taken into consideration for the selection of the independent registered public accounting firm for the coming year.

Audit Fees-Audit Related Fees

KSP Group, audited the Company’s financial statements for the fiscal years ended June 30, 2018, and June 30, 2017. The aggregate fees billed by principal accountants for the annual audit and review of financial statements included in the Company’s Form 10-K, services related to providing an opinion in connection with our public offering of shares of common stock and/or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the year ended June 30, 2018 was $250,000 and for the year ended June 30, 2017, was $365,635. The 2018 balances are comprised of audit and review services of $250,000 for KSP Group. The 2017 balances were comprised of audit and review services of $175,000 for KSP Group, $140,635 for Squar Milner, and $50,000 for Kabani and Co. There were no Audit Related Fees.

Tax Fees

Tax fees for fiscal year 2018 were $15,000 and consisted of the preparation of the Company’s federal and state tax returns for the fiscal years 2017. Tax fees for fiscal year 2017 were $15,000 and consisted of the preparation of the Company’s federal and state tax returns for the fiscal year 2016.

All Other Fees

No other fees were paid to principal accountant during the fiscal year 2018 and 2017.

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Summary of Fees

	Fiscal Year	Fiscal Year
	Ended	Ended
	June 30,	June 30,
	2018	2017
Audit Fees	$250,000	$365,635
Audit-Related Fees	-	-
Tax Fees	15,000	15,000
All other Fees	-	-
Total	$265,000	$380,635

Pre-Approval Procedures

The Audit Committee and the Board of Directors are responsible for the engagement of the independent auditors and for approving, in advance, all auditing services and permitted non-audit services to be provided by the independent auditors. The Audit Committee maintains a policy for the engagement of the independent auditors that is intended to maintain the independent auditor’s independence from NetSol. In adopting the policy, the Audit Committee considered the various services that the independent auditors have historically performed or may be needed to perform in the future. The policy, which is to be reviewed and re-adopted at least annually by the Audit Committee:

(i)	Approves the performance by the independent auditors of certain types of service (principally audit-related and tax), subject to restrictions in some cases, based on the Committee’s determination that this would not be likely to impair the independent auditors’ independence from NetSol;

(ii)	Requires that management obtain the specific prior approval of the Audit Committee for each engagement of the independent auditors to perform other types of permitted services; and

(iii)	Prohibits the performance by the independent auditors of certain types of services due to the likelihood that their independence would be impaired.

Any approval required under the policy must be given by the Audit Committee, by the Chairman of the Committee in office at the time, or by any other Committee member to whom the Committee has delegated that authority. The Audit Committee does not delegate its responsibilities to approve services performed by the independent auditors to any member of management.

The standard applied by the Audit Committee in determining whether to grant approval of an engagement of the independent auditors is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent auditors’ independence under guidelines of the Securities and Exchange Commission and applicable professional standards. Relevant considerations include, but are not limited to, whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of NetSol’s financial statements; whether the independent auditors would be functioning in the role of management or in an advocacy role; whether performance of the service by the independent auditors would enhance NetSol’s ability to manage or control risk or improve audit quality; whether performance of the service by the independent auditors would increase efficiency because of their familiarity with NetSol’s business, personnel, culture, systems, risk profile and other factors; and whether the amount of fees involved, or the proportion of the total fees payable to the independent auditors in the period that is for tax and other non-audit services, would tend to reduce the independent auditors’ ability to exercise independent judgment in performing the audit.

Board Recommendation:

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KSP GROUP, INC. AS INDEPENDENT AUDITOR FOR FISCAL YEAR 2019.

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PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

A “Say-on-Pay” advisory vote is required for all U.S. public companies under Section 14A of the Securities Exchange Act of 1934, as amended. In accordance with this law, we are asking shareholders to approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis section on page 27, This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this proxy statement.

For the reasons discussed below, the Board of Directors recommends that you vote FOR approval of the advisory vote on executive compensation because it believes that the policies and practices described in the Compensation Discussion and Analysis are effective in achieving the Company’s goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives’ long-term interests with those of the shareholders and motivating the executives to remain with the Company for long and productive careers. Named executive officer compensation of the past three years reflects amounts of cash and long-term equity awards consistent with periods of economic stress and lower earnings, and equity incentives aligning with our actions to stabilize the Company and to position it for a continued recovery.

We urge shareholders to read the Compensation Discussion and Analysis beginning on page 27 of this proxy statement, as well as the Summary Compensation Table and related compensation tables, notes and narrative, appearing on pages 27 through 34, which provide detailed information on the Company’s compensation policies and practices and the compensation of our named executive officers.

Vote Required

Approval of the advisory vote on executive compensation requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the meeting. While this advisory vote on executive compensation is non-binding, the Board and the Compensation Committee will review and consider the voting results when evaluating our executive compensation program. Currently, the Board seeks the shareholders vote on Executive Compensation every year. The next time the shareholders have an opportunity to vote on this matter is on the proxy for fiscal year 2019.

Board Recommendation

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

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CORPORATE GOVERNANCE, BOARD OF DIRECTORS

MEETINGS AND BOARD COMMITTEES

Nomination of Directors:

The Board is responsible for nominating members to the Board and for filling vacancies on the Board that may occur between annual meetings of shareholders, in each case based upon the recommendation of the nominating and corporate governance committee. The committee seeks input from other Board members and senior management to identify and evaluate nominees for director. The committee may hire a search firm or other consultants. The committee will consider nominees recommended by shareholders for election to the Board provided the names of such nominees, accompanied by relevant biographical information, and relevant information about the shareholder submitting the nominee, are provided in writing to our secretary in accordance with the requirements of our bylaws. Messrs. Najeeb Ghauri & Naeem Ghauri are brothers.

Director Independence:

The Board has determined that independent directors must have no material relationship with the Company, based on all material facts and circumstances. At a minimum, an independent director must meet each of the standards listed below.

1.	The director, within the last three years, has not been employed by and has no immediate family member that has been an executive officer of the Company.

2.	Neither the director nor any immediate family member has, in any 12-month period during the last three years, received more than $120,000 in direct compensation from the Company other than compensation for director or committee service and pension or other deferred compensation for prior service.

3.	Neither the director nor any immediate family member is a current partner of the Company’s independent accountants firm, the director is not a current employee of the independent accountant’s firm, no immediate family member is a current employee of the independent accountant’s firm working in its audit, assurance or tax compliance practice, and neither the director nor any immediate family member was an employee or partner of the independent accountant’s firm within the last three years and worked on the Company’s audit within that time.

4.	Neither the director nor any immediate family member has, within the last three years, been part of an interlocking directorate. This means that no executive officer of the Company served on the compensation committee of a company that employed the director or an immediate family member.

5.	The director is not currently an employee of and no immediate family member is an executive officer of another company that represented at least 2% or $1 million, whichever is greater, of the Company’s gross revenues, or of which the Company represented at least 2% or $1 million, whichever is greater, of such other company’s gross revenues in any of the last three fiscal years. Charitable contributions are excluded from this calculation.

For the purposes of these standards, “Company” includes all NetSol subsidiaries and other affiliates. “Immediate Family Member” includes the director’s spouse, domestic partner, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law. The independence standards for the members of the Audit Committee provide that, in addition to the foregoing standards, they may not receive any compensation other than director’s fees for Board and Audit Committee service and permitted retirement pay, or be an “affiliate” of the Company apart from their capacity as a member of the Board as defined by applicable SEC rules.

The Common Stock is listed and traded on the NASDAQ Capital Market. The corporate governance rules of the NASDAQ Capital Market requires that a majority of the Board consist of directors who are “independent” of the Company. The Board has determined each of the following directors and nominees for director qualify as “independent” in accordance with Rule 5605(a)(2)(A) and (B) of the NASDAQ listing standards for determining independence. Messrs. Eugen Beckert, Shahid J. Burki, Mark Caton, Henry Tolentino and Syed Kausar Kazmi are independent Board members as described in the listing standards.

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Our Board Leadership Structure

Why our Board leadership structure is right for NetSol

Our Board and Nomination and Corporate Governance Committee regularly review and evaluate the Board’s leadership structure. Mr. Najeeb Ghauri serves as both NetSol’s CEO and Chairman of the Board, which the Board has determined is the most appropriate and effective leadership structure for the Board and the Company at this time. Mr. Ghauri has served in this dual capacity since 2006 and, as such, brings over 13 years of strategic leadership experience and an unparalleled knowledge of NetSol’s business, operations and risks to his role as Chairman of the Board. At this time, as a small-cap global corporation, the combination of these two positions is the most appropriate and suitable structure for proper, efficient and cost-effective Board functioning and communication. Mr. Najeeb Ghauri is the direct link between senior management globally and the Board members and provides critical insight to the Board, as well as feedback to senior management through his comprehensive understanding of the issues at hand. Mr. Ghauri’s travels and visits to all subsidiaries across the globe, holding meetings with heads of each subsidiary and relaying the important aspects of such meetings to the Board, justify the need for Mr. Ghauri to hold his dual leadership position. To provide the Board with autonomy, the Board maintains majority independent members whom all head and participate in all Board committees. The CEO makes quarterly reports to the Board of Directors and answers questions posed by Directors. He also discusses with the Board the reasons for certain recommendations of the Company’s executive management group.

The Board does not have a policy on whether the roles of the Chairman and CEO should be separated but believes the current combination of the two roles provides NetSol with, among other things, a clear and effective leadership structure to communicate the Company’s business and long-term strategy to its clients, shareholders and the public. The combined Chairman-CEO structure also provides for robust and frequent communication between the Board’s independent directors and the management of the Company.

Board Composition and Refreshment

We believe the Board benefits from a mix of new Directors who bring fresh perspectives and longer-serving Directors, who bring valuable experience, continuity and a deep understanding of the Company. The Board strives to maintain an appropriate balance of tenure, turnover, diversity, skills and experience. Recently as long serving Board members retire, we believe new nominees bring fresh new perspective and ideas to the Board. To promote thoughtful Board refreshment, we have:

●	Developed a comprehensive, ongoing Board succession planning process;

●	Implemented an annual Board and Committee assessment process; and

●	Look to our advisory board for input and critique.

The average age of our Director nominees and our Independent Director nominees is 64 years and 69 years, respectively.

Throughout the director selection and nomination process, the Nominating and Corporate Governance Committee and the Board seek to achieve diversity within the Board with various viewpoints, perspectives and expertise that are representative of our global business. Once elected, the Directors periodically visit NetSol’s operations, globally. This provides the Directors with an opportunity to see firsthand the execution and impact of the Company’s strategy and engage with senior leaders and associates in our subsidiaries to deepen their understanding of NetSol’s business, competitive environment and corporate culture.

Last year we added two new members, Mr. Henry Tolentino and Ms. Malea Farsai to the Board of Directors. Mr. Tolentino provides a fresh perspective to the Board from the sales and marketing side in the Asian markets which have been instrumental in NetSol’s growth. Ms. Farsai provides a female perspective to the Board along with her deep knowledge of the Company as she was a member of the team that took the Company public and on Nasdaq in 1999 and has been with the Company for 19 years.

This year, our long time and valued Board member who has served since 2001, Mr. Eugen Beckert, is retiring from the Board. In his place, the Nominating and Corporate Governance Committee has nominated Mr. Syed Kausar Kazmi. Mr. Kazmi offers a breadth of experience in finance and banking industry as head of commercial banking and business development with Habib Bank Zurich PLC, UK. With the addition of the new Board members, NetSol continues to obtain diverse viewpoints and experiences from various ages, gender, business backgrounds that come together from various parts of the world to form the Board of Directors of NetSol.

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Role of Board in Oversight of Risks:

Like all companies, NetSol faces a variety of risks, both internal and external, and many factors work simultaneously to affect the Company’s overall business risk. The Board recognizes that the Company’s business risk is not static, and that it is not possible to mitigate all risk and uncertainty. The Board doesn’t have a standing risk management committee, but administers this oversight function directly through the Board as a whole, as well as through Committees of the Board. For example, the Audit Committee assists the Board in its risk oversight function by reviewing and discussing with management our accounting principles, financial reporting practices and system of disclosure controls and internal controls over financial reporting. The Nominating and Corporate Governance Committee assist the Board in its risk oversight function by periodically reviewing and discussing with management important corporate governance principles and practices and by considering risks related to our director nominee evaluation process and legacy. This Committee also ensures that the Company maintains a positive and effective Board leadership and is up to date with internal policies such as the Company’s Code of Ethics. The Compensation Committee assists the Board in its risk oversight function by considering risks relating to the design of our executive compensation programs and arrangements. The full Board considers strategic risks and opportunities and receives reports from the committees regarding risk oversight in their areas of responsibility as necessary.

The Company believes the Board leadership structure facilitates the division of risk management oversight responsibilities among the Board committees and enhances the Board’s efficiency in fulfilling its oversight function with respect to different areas of our business risks and our risk mitigation practices. The Board of Directors and the management team are committed to continuous improvement and strengthening of the Company’s risk management practices.

Board of Directors Meetings:

During the fiscal year ended June 30, 2018, the Board of Directors of the Company met one time in person where all members were present with the exception of Mr. Burki who had flight challenges to the location of the meeting, Beijing, China. The Board also acted by written consent five times at which all Directors were available to vote.. The Company requests that all Board members attend annual meetings of the Board, however, it is not mandatory.

Board Committees:

The Board of Directors of the Company has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The charters for the Audit, Compensation and Nominating and Corporate Governance Committees are posted on the Company’s web site at www.netsoltech.com (select “About Us” then “Corporate Governance” and finally, the desired committee charter) https://ir.netsoltech.com/board-committees All committee members are appointed by the Board of Directors.

The Audit Committee met five times, the Compensation Committee met four times, and the Nominating and Corporate Governance Committee met two times during fiscal year 2018.

Committee Members:

The Audit Committee is made up of Mr. Burki as Chairman, Mr. Caton, Mr. Beckert, and Mr. Tolentino as members. The Compensation Committee consists of Mr. Caton as its Chairman, Mr. Beckert, Mr. Burki, and Mr. Tolentino as its members. The Nominating and Corporate Governance Committee consists of Mr. Beckert as chairman and Mr. Burki, Mr. Caton and Mr. Tolentino as members.

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The table below provides the membership for each of the committees during Fiscal Year 2018.

Director	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee

Najeeb Ghauri
Naeem Ghauri
Malea Farsai
Shahid J. Burki (I)	X	(C)	X		X
Eugen Beckert (I)	X		X		X	(C)
Mark Caton (I)	X		X	(C)	X
Henry Tolentino (I)	X		X		X

(I)	Denotes Independent Director
(C)	Denotes Chairman

Audit Committee:

The Company has an Audit Committee whose members are the independent directors of the Company, specifically, Mr. Beckert, Mr. Burki, Mr. Tolentino and, Mr. Caton. Mr. Burki is the current chairman of the Audit Committee.

The Audit Committee met five times during fiscal 2018. The Audit Committee was established by the Board for the purpose of overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements and reviewing the financial reports and other financial information provided by the Company to any governmental body or the public and the Company’s systems of internal controls regarding finance, accounting, legal compliance, and ethics. Its primary duties and responsibilities are to: (i) serve as an independent and objective party to monitor the Company’s financial reporting process, audits of the Company’s financial statements, and the Company’s internal control system and (ii) appoint from time to time, evaluate, and, when appropriate, replace the registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, determine the compensation of such “outside auditors” and the other terms of their engagement, and oversee the work of the outside auditors. The Company’s outside auditors’ report directly to the Audit Committee. The Audit Committee is also charged with establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. In summary, the Audit Committee is generally responsible for:

●	Appointing, compensating, retaining and overseeing NetSol’s independent registered public accounting firm.

●	Reviewing the annual report of NetSol’s independent registered public accounting firm related to quality control.

●	Reviewing NetSol’s annual and quarterly reports to the SEC, including the financial statements and the “Management’s Discussion and Analysis” portion of those reports, and recommending appropriate action to the Board.

●	Reviewing NetSol’s audit plans.

●	Reviewing relationships between the independent registered public accounting firm and NetSol.

●	Reviewing trends in accounting policy changes that are relevant to the Company.

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The Audit Committee has reviewed and discussed the consolidated financial statements with management and KSP Group. Management is responsible for the preparation, presentation and integrity of NetSol’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)). KSP Group is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

The Audit Committee has discussed with KSP Group the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and PCAOB Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.” In addition, KSP Group has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with KSP Group their firm’s independence.

As of April 4, 2019, the Audit Committee found it was in the best interests of the Company to engage the services of KSP Group for the Company’s auditing, accounting and tax needs for the upcoming fiscal year.

Audit Committee Financial Expert.

The Company has identified its audit chairperson, Mr. Shahid Javed Burki as its audit committee financial expert. Mr. Burki is an independent Board member as the term is defined in the Nasdaq Listing Rules. Mr. Burki’s experience as Finance Minister of Pakistan, Chief Executive Officer of EMP Financial Advisors, his various roles at the World Bank, and his tenure as both an audit committee member and chair for the Company, provides him with an understanding of generally accepted accounting principles and financial reporting. Additionally, this experience provides an ability to assess the general application of accounting principles in connection with the accounting for estimates, accruals and reserves; experience analyzing financial statements that were comparable in the breadth and complexity of issues that can be reasonably expected to be raised by the Company’s financial statements; an understanding of internal control over financial reporting; and an understanding of audit committee functions.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report:

As noted in the committee’s charter, NetSol management is responsible for preparing the Company’s financial statements. The Company’s independent registered public accounting firm is responsible for auditing the financial statements. The activities of the committee are in no way designed to supersede or alter those traditional responsibilities. The committee’s role does not provide any special assurances with regard to NetSol’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.

The committee has reviewed and discussed with management and the independent accounting firm, as appropriate, the audited financial statements.

The committee has discussed with, KSP Group, the required communications specified by auditing standards together with guidelines established by the SEC and the Sarbanes-Oxley Act.

The committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with KSP Group the firm’s independence.

Based on the review and discussions referred to above, the committee recommended to the Board of Directors that the audited financial statements be included in the company’s report on Form 10-K for 2018 for filing with the SEC.

Shahid Burki, Chairman

Mark Caton

Eugen Beckert

Henry Tolentino

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Nominating & Corporate Governance Committee. The Nominating & Corporate Governance Committee is comprised of Messrs. Beckert (Chairman), Burki, Caton, and Tolentino all of whom are independent within the meaning of the NASDAQ listing standards and Rule 10A-3(b) under the 34 Act. Mr. Beckert is the Chairperson for the Committee. This Committee met twice during the 2018 fiscal year. The primary function of the Nominating Committee is to assist the Board in fulfilling its responsibilities with respect to Board and committee membership and shareholder proposals. Its primary duties and responsibilities are to: (i) establish criteria for Board and committee membership and recommend to the Board proposed nominees for election to the Board; and (ii) make recommendations regarding proposals and nominees for director submitted by shareholder of the Company.

The Nominating & Corporate Governance Committee will consider director nominees recommended by shareholder. A shareholder who wishes to recommend a person or persons for consideration as a Company nominee for election to the Board of Directors must send a written notice by mail to: Corporate Secretary, NetSol Technologies, Inc., 23975 Park Sorrento, Suite 250, Calabasas, CA, 91302 by fax to: 818-222-9197, that sets forth (i) the name of each person whom the shareholder recommends be considered as a nominee; (ii) a business address and telephone number for each nominee (an e-mail address may also be included) and (iii) biographical information regarding such person, including the person’s employment and other relevant experience. Shareholder considerations will only be considered if delivered or mailed and received at the principal executive offices of the Company not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholder; provided, however, that in the event that the annual meeting is called for a date that is not within sixty (60) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

The Company’s Nominating Committee recommends that a nominee for a position on the Company’s Board of Directors meet the following minimum qualifications:

● He or she must be over 21 years of age.

● He or she must be able to read and understand basic financial statements.

● He or she must have experience in a position with a high degree of responsibility in a business or other organization.

● He or she must possess integrity and have high moral character.

● He or she must be willing to apply sound, independent business judgment.

● He or she must have sufficient time to devote to the Company.

Board Composition

Our Nominating and Corporate Governance Committee is responsible for reviewing with the Board of Directors, on an annual basis, the appropriate characteristics, skills and experience required for the Board of Directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the Board of Directors, in approving (and, in the case of vacancies, appointing) such candidates, takes into account many factors, including the following:

● Whether the potential nominee has leadership, strategic, or policy setting experience in a complex organization, including any scientific, governmental, educational, or other non-profit organization.

● Whether the potential nominee has experience and expertise that is relevant to the Company’s business, including any specialized business experience, technical expertise, or other specialized skills, and whether the potential nominee has knowledge regarding issues affecting the Company.

● Whether the potential nominee is highly accomplished in his or her respective field.

● In light of the relationship of the Company’s business to the field of technology, whether the potential nominee has received any awards or honors in the fields of technology or engineering and whether he or she is recognized as a leader in that field.

● Whether the addition of the potential nominee has practical and mature business judgment including the ability to make independent analytical inquiries.

● Whether the addition of the potential nominee to the Board of Directors would assist the Board of Directors in achieving a mix of Board members that represents a diversity of background and experience, including diversity with respect to age, gender, national origin, race, and competencies.

● Whether the potential nominee has high ethical character and a reputation for honesty, integrity, and sound business judgment.

● Whether the potential nominee can work collegially with others.

● Whether the potential nominee is independent, as defined by NASDAQ listing standards, whether he or she is free of any conflict of interest or the appearance of any conflict of interest with the best interests of the Company and its shareholder, and whether he or she is willing and able to represent the interests of all shareholder of the Company.

● Any factor which would prohibit the potential nominee to devote sufficient time to its business, and Any other relevant qualifications, attributes or skills.

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In addition, with respect to an incumbent director whom the nominating committee is considering as a potential nominee for re-election, the Company’s nominating committee reviews and considers the incumbent director’s service to the Company during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company. The manner in which the nominating committee evaluates a potential nominee will not differ based on whether the potential nominee is recommended by a shareholder or the Company. Our Board of Directors evaluates each individual in the context of the Board of Directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The Company did not pay any fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director at the fiscal year 2018 Annual Meeting of shareholders. The Company did not receive, by December 4, 2018 (the 120th calendar day before the first anniversary of the date of the Company’s 2017 proxy statement, any recommended nominee from a shareholder who beneficially owns more than 5% of the Company’s stock or from a group of shareholders who beneficially own, in the aggregate, more than 5% of the Company’s stock.

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Compensation Committee

The Compensation Committee is comprised of Messrs. Caton (Chairman), Beckert, Burki and Tolentino all of whom are independent within the meaning of the NASDAQ listing standards and Rule 10A-3(b) under the 34 Act. The Compensation Committee met four times during the 2018 fiscal year. The primary function of the Compensation Committee is to assist the Board in fulfilling its oversight responsibilities relating to officer and director compensation.

Compensation Committee’s primary duties and responsibilities are to:

(i)	oversee the development and implementation of the compensation policies, strategies, plans, and programs for the Company’s executive officers and outside directors;
(ii)	review and determine the compensation of the executive officers of the Company;
(iii)	oversee the selection and performance of the Company’s executive officers and succession planning for key members of the Company’s management; and,
(iv)	review and ensure compliance with the compensation rules and regulations applicable to the Company under the Dodd Frank Act and certain SEC disclosure rules.

The Compensation Committee’s report is included below under “Compensation Discussion and Analysis”.

Compensation Policies and Practices

Our commitment to design an executive compensation program that is consistent with responsible financial and risk management is reflected in the following summary of our policies and practices:

●	Review pay and performance alignment;
●	Provide Variable vesting for awards granted under the Stock Plan;
●	Maintain retention guidelines to prohibit sales during certain periods
●	Prohibit hedging, pledging or short selling NetSol securities;
●	Limit perquisites;
●	Assess and mitigate compensation risk;
●	Solicit annual independent consultant advice on CEO’s compensation; and
●	Conduct a review of the independence of the compensation consultant retained by the Compensation Committee.

●	No dividends or dividend equivalents on unearned restricted stock, restricted stock units, stock options or stock appreciation rights;
●	No repricing of stock options;
●	No cash buyouts of underwater stock options;
●	No tax reimbursements for perquisites;
●	No tax gross-ups for excise taxes; and
●	No supplemental retirement benefits.

Director Attendance at Annual Meetings

Our Board of Directors has a policy of encouraging director attendance at our annual meetings of stockholders, but attendance is not mandatory. Our Board members reside around the globe and at times physical attendance at the meetings is not feasible. All Board members attended the annual meeting of the Company held on August 27 and 28, 2018 in the Company’s offices located in Beijing, China, with the exception of Mr. Burki, who had flight challenges, but had every intention of attending the meeting.

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Shareholder Communications with the Board of Directors

We provide a process for shareholders to send communications to the Board of Directors, the non-employee members as a group or any of the directors individually. Shareholders may contact any of the directors, including the non-employee directors, by writing to them c/o the Corporate Secretary, NetSol Technologies, Inc., 23975 Park Sorrento, Suite 250, Calabasas, California, 91302. Such communications will be reviewed by our Secretary, who shall remove communications relating to solicitations, junk mail, customer service concerns and the like. All other shareholder communications shall be promptly forwarded to the applicable member(s) of our Board of Directors or to the entire Board of Directors, as requested in the shareholder communication.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

SEC regulations require all transactions to be disclosed in proxy statements, which are commonly referred to as “related person transactions.” A “related person” is defined under the applicable SEC regulation and includes our directors, executive officers, 5% or more beneficial owners of our common stock, and each of their immediate family members. The Board of Directors would only approve a transaction only if it determines that the transaction is not inconsistent with, the best interests of the Company and its shareholders.

On May 31, 2017, Faizaan Ghauri, son of CEO Najeeb Ghauri, and an employee of the Company, was appointed CEO of WRLD3D. On March 2, 2016, The Company purchased a 4.9% interest in WRLD3D for $1,111,111 and the Company’s subsidiary NetSol PK purchased a 12.2% investment in WRLD3D for $2,777,778.

The Company entered into an agreement with WRLD3D, whereby the Company was issued a Convertible Promissory Note (the “Convertible Note”) which was fully executed on May 25, 2017. The maximum principal amount of the Convertible Note is $750,000, and as of June 30, 2018, the Company had disbursed $750,000. The Convertible Note bears interest at 5% per annum and all unpaid interest and principal is due and payable upon the Company’s request on or after February 1, 2018.

The Company entered into an agreement with WRLD3D, whereby NetSol Thai was issued a Convertible Promissory Note (the “Thai Convertible Note”) which was fully executed on February 9, 2018. The maximum principal amount of the Convertible Note is $2,500,000, and as of June 30, 2018, NetSol Thai had disbursed $1,373,500. The Thai Convertible Note bears interest at 10% per annum and all unpaid interest and principal is due and payable upon NetSol Thai’s request on or after March 31, 2019. Subsequent to June 30, 2018, NetSol Thai disbursed an additional $483,000.

Najeeb Ghauri, CEO and Chairman of the Board, and Naeem Ghauri, Director, have a financial interest in G-Force, LLC which purchased a 4.9% investment in WRLDS3D for $1,111,111.

Director Compensation Policy

Messrs. Naeem and Najeeb Ghauri and Ms. Malea Farsai are not paid any fees or other compensation for services as members of our Board of Directors.

The non-employee members of our Board of Directors received as compensation for services as directors as well as reimbursement for documented reasonable expenses incurred in connection with attendance at meetings of our Board of Directors and the committees thereof. The Company paid the following amounts to members of the Board of Directors for the activities shown during the fiscal year ended June 30, 2018.

BOARD ACTIVITY	CASH PAYMENTS
Board Member Fee	$105,525
Chairperson for Audit Committee	$14,070
Chairperson for Compensation Committee	$10,550
Chairperson for Nominating and Corporate Governance Committee	$7,035
$137,180

Members of our Board of Directors are also eligible to receive stock option or stock award grants both upon joining the Board of Directors and on an annual basis in line with recommendations by the Compensation Committee, which grants are non-qualified stock options under our Employee Stock Option Plans. Further, from time to time, the non-employee members of the Board of Directors are eligible to receive stock grants that may be granted if and only if approved by the shareholders of the Company.

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Director Compensation Table

The following table sets forth a summary of the compensation earned by our Directors and/or paid to certain of our Directors pursuant to the Company’s compensation policies for the fiscal year ended June 30, 2018, other than Najeeb Ghauri, Naeem Ghauri and Malea Farsai who are paid as part of their employment with the Company or its subsidiaries and not as directors. Mr. Tolentino was newly elected to the Board of Directors as of June 12, 2018.

NAME	FEES EARNED OR PAID IN CASH ($)	SHARES AWARDS ($) (1)	TOTAL ($)
Eugen Beckert	42,209	69,261	111,470
Shahid Javed Burki	49,245	69,261	118,506
Mark Caton	45,725	69,261	114,986
	137,179	207,783	344,962

(1)	During the fiscal year ended June 30, 2018, there were 12,404 shares issued to each independent director.

On September 12, 2016, the Compensation Committee granted independent board members 19,834 shares of common stock vesting at 50% immediately and rest at the completion of each year served commencing with the period ending September 30, 2017, and ending September 30, 2021.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Caton (Chairman), Mr. Beckert, Mr. Burki and Mr. Tolentino. There were no other members of the committee during the fiscal year ended June 30, 2018. All current members of the Compensation Committee are “independent directors” as defined under the NASDAQ Listing Rules. None of these individuals were at any time during the fiscal year ended June 30, 2018, or at any other relevant time, an officer or employee of the Company.

No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

CODE OF ETHICS

The Company adopted its Code of Ethics on July 2, 2004, as amended and restated on July 22, 2007, and on September 10, 2013; and again, on November 4, 2014; the code as applicable to every officer, director and employee of the Company, including, but not limited to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Ethics has been posted on our website and may be viewed at http://ir.netsoltech.com/governance-docs.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock, its only class of outstanding voting securities as of April 22, 2019, by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding Common Stock with the address of each such person, (ii) each of the Company’s present directors and officers, and (iii) all officers and directors as a group:

		Number of Shares
Name of Beneficial Owner (1)		Beneficially Owned (2)	Percentage
Najeeb Ghauri	(3)	730,146	6.30%
Naeem Ghauri	(3)	497,776	4.30%
Eugen Beckert	(3)	78,536	*
Shahid Javed Burki	(3)	143,448	*
Mark Caton	(3)	80,970	*
Patti McGlasson	(3)	68,861	*
Roger Almond	(3)	22,499	*
Henry Tolentino	(3)	12,642	*
Malea Farsai	(3)	19,261	*
Moaeb Capital Partners LLC, et al.	(5)	904,424	7.80%
All officers and directors as a group (nine persons)		1,654,139	14.28%

* Less than one percent

(1) Except as otherwise indicated, the Company believes that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

(2) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock relating to options currently exercisable or exercisable within 60 days of April 22, 2019, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them. Includes 20,000 and 7,886 shares issuable upon exercise of options exercisable within 60 days for Mr. Najeeb Ghauri and Mr. Naeem Ghauri, respectively.

(3) Address c/o NetSol Technologies, Inc. at 23975 Park Sorrento, Suite 250, Calabasas, CA 91302.

(4) Shares issued and outstanding as of April 22, 2019 were 11,580,527.

(5) 5% or greater shareholder based on Schedule 13G/A filing on February 14, 2019.

INFORMATION ABOUT DIRECTOR NOMINEES

The Board is currently comprised of seven members and there are seven nominees.

Each nominee receiving a majority of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

The following table sets forth the names and ages of the current directors and executive officers of the Company, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company. The Board of Directors elects the executive officers of the Company annually. Each year the stockholders elect the Board of Directors. The executive officers serve varying terms until their death, resignation or removal by the Board of Directors. In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

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The directors, nominees and executive officers of the Company are as follows:

Name	Year First Elected as an Officer or Director	Age	Position Held with the Registrant	Family Relationship
Najeeb Ghauri	1997	65	Chief Executive Officer, Chairman and Director	Brother to Naeem Ghauri
Roger Almond	2013	53	Chief Financial Officer	None
Patti L. W. McGlasson	2004	53	Sr. V.P., Legal and Corporate Affairs; Secretary, General Counsel	None
Naeem Ghauri	1999	61	Director	Brother to Najeeb Ghauri
Shahid Javed Burki	2000	80	Director	None
Eugen Beckert (1)	2001	72	Director	None
Mark Caton	2002	69	Director	None
Malea Farsai	2018	50	Director; Corporate Counsel	None
Henry Tolentino	2018	70	Director	None
Syed Kausar Kazmi	2019	65	Director Nominee	None

(1)	Mr. Eugen Beckert is retiring and is not standing for re-election.

Director Qualifications

Under rules adopted by the Securities and Exchange Commission, the Company is required to describe the experience and qualification of those persons serving as directors or nominated for election as directors. The Nominating and Corporate Governance Committee, which is charged with the responsibility of evaluating nominees for director, has historically sought individuals with prior experience in business, professional practice or government, a commitment to community involvement and, perhaps most importantly, prior service as a member of the Board of Directors. Experience gained through these pursuits is viewed by the Nominating and Corporate Governance Committee as a strong indication that individuals nominated for election as directors will possess the attributes for successful service as a member of the Board.

Najeeb U. Ghauri, Director, Chief Executive Officer and Chairman of the Board, NetSol Technologies, Inc.

Age 65

Director since 1997

NAJEEB U. GHAURI is the Chief Executive Officer and Chairman of NetSol. He has been a Director of the Company since 1997, Chairman since 2003 and Chief Executive Officer from January 1998 to September 2002 and from October 2006 to present. Mr. Ghauri is a co-founder of NetSol Technologies, Inc. He was responsible for NetSol listing on NASDAQ in 1999, the NetSol subsidiary listing on KSE (Karachi Stock Exchange) in 2005, and the NetSol listing on the NASDAQ Dubai exchange in 2008. Mr. Ghauri served as the Company’s Chief Executive Officer from 1999 to 2001 and as the Chief Financial Officer from 2001 to 2005. As CEO, Mr. Ghauri is responsible for managing the day-to-day operations of the Company, as well as the Company’s overall growth and expansion plan. In 2017, Mr. Najeeb Ghauri as the CEO, implemented a Company wide initiative cutting costs which saved the Company in excess of $7,000,000. Mr. Ghauri was also instrumental in the substantial increase in revenue for fiscal year end 2015. In addition, Mr. Ghauri traveled overseas multiple times to execute the largest contract for the Company, worth over $100 million, in December 2015. Prior to joining the Company, Mr. Ghauri was part of the marketing team of Atlantic Richfield Company (ARCO) (now acquired by BP), a Fortune 500 company, from 1987-1997. Prior to ARCO, he spent nearly five years with Unilever as brand and sales managers. Mr. Ghauri attended Eastern Illinois University where he received a Bachelor of Science degree in Management/Economics in 1978. He also received an M.B.A. in Marketing Management from Claremont Graduate School in California in 1981. Mr. Ghauri was elected Vice Chairman of US Pakistan Business Council in 2006, a Washington D.C. based council of US Chamber of Commerce. He is also very active in several philanthropic activities in emerging markets and is a founding director of Pakistan Human Development Fund, a non-profit organization, a partnership with UNDP to promote literacy, health services and poverty alleviation in Pakistan. Mr. Ghauri has participated in NASDAQ opening and/or closing bell ceremonies in 2006, 2008 and 2009.

Skills and Qualifications: Mr. Ghauri has an extensive executive, operational and strategic leadership experience in a global setting. Substantial experience in establishing management performance objective and establishing goals.

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Naeem Ghauri, Director, Director of Global Sales

Age 61

Director since 1999

NAEEM GHAURI has been a Director of the Company since 1999 and was the Company’s Chief Executive Officer from August 2001 to October 2006. Mr. Ghauri was also a co-founder of the Company. Currently, Mr. Ghauri serves as the President and Director of Global Sales of NetSol as well as the director of NetSol (UK) Ltd., a wholly owned subsidiary of the Company located in London, While instrumental in numerous transactions, his most significant contribution to the revenue of the Company was his role in overseeing and leading the closing of the largest contract to date for the Company worth $100 million signed in December 2015. More recently, Mr. Ghauri headed the sales team that signed a contract with BMW Financial Services China, valued in excess of $35M. Mr. Ghauri has spearheaded the Innovation practice of the Company while located in Thailand with an eye towards working with rideshare platforms as sustainable business models for the Company as the CEO of OTOZ, Inc. This carshare platform is geared toward opening a new market segment for NetSol’s existing clients, as well as new prospects, to enter the on demand Mobility businesses, the fastest growing space in our vertical. Mr. Ghauri earned his degree in computer science from Brighton University in England.

Skills and Qualifications: Mr. Ghauri has leadership experience in innovation, sales and marketing, especially in a global automotive market. He has substantial experience in overseeing management performance objective and establishing goals.

Shahid Javed Burki, Director, Chairman, Institute of Public Policy

Age 80

Director since 2003

SHAHID JAVED BURKI was first appointed to the Board of Directors in February 2003. Before joining the World Bank in 1974 he was a member of the Civil Service of Pakistan. He had a distinguished career with the World Bank from 1974 to 1999 where he held a number of senior positions including Chief of Policy Planning (1974-1981); Director of International Relations Department (1981-87); Director of China Department (1987-94); and Vice President of Latin America and the Caribbean Region (1994-99). Upon taking early retirement from the Bank, he took up the position of Chief Executive Officer of EMP Financial Advisors, a consulting company linked with the Washington based EMP Global, a private equity firm and worked there until 2005. He is currently Chairman the Institute of Public Policy, a think tank associated with the Beacon House National University, Lahore, Pakistan. He also spends some time each year as Senior Visiting Research Fellow at the Institute of South Asian Studies, National Singapore University. In 1996-97 he took leave of absence from the World Bank to take up the position of Finance Minister of Pakistan. Mr. Burki was educated at Government College, Lahore from where he received M.Sc. in Physics; at Oxford University as a Rhodes Scholar from where he received M.A. (Hons) in Economics; at Harvard University as a Mason Fellow from where he received M.P.A. and also studied for Ph.D. in Economics (not completed). In 1997, he received a Diploma in Advanced Management from Harvard University’s Business School. Mr. Burki is the Chairman of the Shahid Javed Burki Institute of Public Policy located in Lahore, Pakistan. Mr. Burki has authored several books and articles on development issues including Rising Powers, Global Governance, in 2017; Changing Perceptions, Altered Reality: Pakistan’s Economy Under Musharraf, 1999-2006 (Oxford University Press, 2007; Pakistan Under Bhutto (Macmillan, 1990; and Study of Chinese Communes (Harvard University Press, 1969). Mr. Burki’s latest book is a collection of essays, Pakistan at 70 to be published in summer 2019 by Routledge, London and also finishing another book called Pakistan’s Foreign Relations to be published by Fall of 2019 by Oxford University Press.

Mr. Burki is a chairman of the Audit Committee and a member of the Compensation and Nominating and Corporate Governance Committees. Mr. Burki is the Company’s Financial Expert on the Audit Committee.

Skills and Qualifications: Mr. Burki has an extensive operational and strategic leadership experience in finance and banking as well as advanced analytics in global economy.

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Mark Caton, Director, President of Ciena Financial, Inc.

Age 69

Director since 2007

MARK CATON joined the Board of Directors in 2007. Mr. Caton is currently President of Ciena Financial, Inc. a diversified financial services company, a position he has held since 2006. Prior to joining Ciena, Mr. Caton was President of NetSol Technologies USA, responsible for US sales, from June 2002 to December 2003. Mr. Caton was employed by ePlus from 1994 to 2002 as Senior Vice President-Business Development. He was a member of the UCLA Alumni Association Board of Directors and served on the Board of Directors of NetSol from 2002-2003. Mr. Caton is a Chairman of the Compensation Committee and a member of the Audit and Nominating and Corporate Governance Committees. Mr. Caton received his BA from UCLA in psychology in 1971.

Skills and Qualifications: Mr. Caton has over 25 years of experience in marketing and management.

Malea Farsai, Corporate Counsel, NetSol Technologies, Inc.

Age 50

Director Since 2018

MALEA FARSAI joined the Board of Directors for the first time in 2018 and is currently the Company’s Corporate Counsel. Before joining NetSol in March 2000, Ms. Farsai was an associate at the law firm of Horowitz and Beam where she represented both domestic and international private and public clients from technology to apparel in various transactions. She has also worked on the formation of business startups and IPOs. Ms. Farsai was on the team that took the Company public and is the one who listed NetSol on NASDAQ in 1999 and has maintained its listing since then to current. After nearly two decades with NetSol, Ms. Farsai continues to work part-time as the Company’s Corporate Counsel overseeing the Company’s insurance needs as well as day to day corporate legal needs. During her tenure as a Board member this past year, Ms. Farsai has been actively updating and overseeing the Company’s Corporate and Social Responsibilities (CSR) globally. Prior to joining NetSol, she practiced law with the law firm of Horwitz and Beam in Irvine, California from 1996-2000. Ms. Farsai received her B.A. degree from University of California, Irvine and her J.D. in 1996, and has been a member of the California State Bar since 1996. She sits on the board of various charitable organizations in Los Angeles.

Skills and Qualifications: Ms. Farsai has served the Company and its legal department since its inception and has a breadth of knowledge and understanding about NetSol’s business through her role as Corporate Counsel. She also has an understanding of Public Company corporate governance as well as the management and retention of a diverse group of employees.

Henry Tolentino, Former President of Toyota Leasing, Thailand Co. Ltd., (Retired).

Age 70

Director Since 2018

HENRY TOLENTINO joined the Board of Directors in 2018. Mr. Tolentino brings more than 30 years of experience in the auto finance industry working with global manufacturers such as Toyota and General Motors. Prior to joining NetSol’s advisory board, Mr. Tolentino has held several executive positions at Toyota Leasing (Thailand) Co., Ltd., including most recently as president from 2006 to 2014 and then served as an advisor from 2015 to 2016. Prior to Toyota Leasing, Mr. Tolentino spent more than 10 years with Toyota Motor Credit Corporation, USA. He began his career in the auto finance industry with General Motors Acceptance Corporation. Mr. Tolentino joined the advisory board of NetSol in September 2017 where he provided strategic advice to the senior management of the Company.

Skills and Qualifications: Mr. Tolentino has significant knowledge in international automobile manufacturing, business strategy and managing growth in the automotive industry.

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Syed Kausar Kazmi, Head of Commercial Banking and Business Development, Habib Bank Zurick PLC, UK

Age 65

Director Nominee

SYED KAUSAR KAZMI is nominated for the first time to the Board of Directors. Mr. Kazmi brings over 40 years of expertise in the banking industry and is currently the Head of Commercial Banking and Business Development at Habib Bank Zurich PLC, located in London where he has served in this capacity since 2016. Prior to this position, Mr. Kazmi served as the Head of Business Development for UK and Europe at Habib Bank AG Zurich in London from 2012-2016, before which Mr. Kazmi was the CEO of the UK operations of Habib Bank AG Zurich from 2009-2012. In 2018, Mr. Kazmi was awarded by Power 100, Parliamentary Review in association with The British Publishing Company a “Lifetime Achievement Award” for his significant and lasting impact on the banking sector. In addition, Mr. Kazmi has been awarded by the Asian Media Group the “GG2 Power List” celebrating Britain’s 101 most influential Asians from 2016-2018.

Mr. Kazmi received his BSc in Chemical Engineering with II Class Honors from Habib Institute of Technology in 1974. He sits on the board of many charitable organizations, with a focus on helping raise funds.

Skills and Qualifications: Mr. Kazmi has strong financial services and management expertise. He directs the operations of a financial services business, expending its focus on business development.

No Arrangements of Understandings

There are no arrangements or understandings between any nominee for director and any other person(s) pursuant to which such nominee was or is to be selected as a director or nominee.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

NetSol Technologies’ Named Executive Officers (“NEOs”), a group comprised of the Chief Executive Officer, the Chief Financial Officer and the Secretary and General Counsel in the 2017-2018 fiscal year are the following individuals:

Najeeb Ghauri	Chief Executive Officer
Roger K. Almond	Chief Financial Officer
Patti L. W. McGlasson	Sr. V.P. Legal and Corporate Affairs, Secretary and General Counsel

Our Compensation Committee is responsible for establishing and overseeing compensation programs that comply with NetSol’s executive compensation philosophy. As described in this Compensation Discussion and Analysis (“CD&A”), the Compensation Committee follows a disciplined process for setting executive compensation. This process involves analyzing factors such as company performance, individual performance, strategic goals and competitive market data to arrive at each element of compensation. The Compensation Committee approves compensation decisions for all executive officers. An independent compensation consultant helps the Compensation Committee by providing advice, information, and an objective opinion. This CD&A will focus on the compensation awarded to NetSol’s NEOs. You can find more complete information about all elements of compensation for the named executive officers in the following discussion and in the Summary Compensation table that appears on page 34.

Fiscal 2018 Executive Compensation Highlights and Governance

This section identifies the most significant decisions and changes made regarding NetSol’s executive compensation in fiscal year 2018.

Shareholder Approval of Compensation

At the last annual general meeting held on June 12, 2018, shareholders expressed support for our executive compensation programs, with 62% of votes cast at the meeting voting to ratify the compensation of our named executive officers. Although the advisory shareholder vote on executive compensation is non-binding, the Compensation Committee has considered, and will continue to consider, the outcome of the vote and the sentiments of our shareholders when making future compensation decisions for the named executive officers. Based on the results from our last annual general meeting, the Compensation Committee believes shareholders support the Company’s executive compensation philosophy and the compensation paid to the named executive officers.

Taking into account the results of this vote and out-reach to our shareholders, the Compensation Committee determined to enhance its executive compensation program to more meaningfully explain the Compensation Committee’s compensation decisions and to tie long term incentives of the Chief Executive Officer to performance criteria. Based on the 2016 Annual Meeting of Shareholders vote on the Frequency of Say on Pay voting, we will continue to provide our stockholders with an annual opportunity to cast an advisory vote on the compensation programs for our named executive officers.

Governance and Evolving Compensation Practices

The Compensation Committee and the Board are aware of evolving practices in executive compensation and corporate governance. In response, we have adopted and/or maintained certain policies and practices that are in keeping with “best practices” in many areas. For example:

● The Compensation Committee engages an independent compensation consultant to evaluate our chief executive officer’s executive compensation practices in comparison to a peer group.

● We do not provide excessive executive perquisites to our named executive officers.

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● Our incentive plans expressly prohibit repricing of options (directly or indirectly) without prior shareholder approval.

● Our policy on the prevention of insider trading prohibits various types of transactions involving Company stock or securities, including short sales, options trading, hedging, margin purchases and pledges.

● Our stock ownership guidelines require our executive officers to align their long-term interests with those of our stockholders.

● Beginning with our fiscal year 2018-2019, we have modified our compensation practices for our CEO to tie a significant portion to financial results both on a top line and bottom line basis.

General Compensation Overview

For 2018, compensation designed for our executive officers consisted of:

●	Base Salary
●	Cash awards at the discretion of the Compensation Committee
●	Long term equity in the form of time-based restricted stock; and
●	Ability to participate generally in all group health and welfare benefit programs and tax-qualified retirement plans on the same basis as applicable to all of our employees.

In response to discussions we have had with our shareholders and given the percentage voting in favor of our executive compensation, beginning with the 2019 fiscal year, Chief Executive Officer compensation shall consist of:

●	Base Salary
●	Short-term cash awards conditioned upon achieving objective performance targets
●	Long-term equity in the form of time and objective performance targets; and
●	Ability to participate generally in all group health and welfare benefit programs and tax-qualified retirement plans on the same basis as applicable to all of our employees.

The Compensation Committee administers the cash and non-cash compensation programs applicable to our executive officers. The Compensation Committee makes all decisions about executive officer compensation for the Chief Executive Officer and the remaining named executives after discussion with our Chief Executive Officer about his direct reports. The Compensation Committee has often refined the direct reports’ compensation recommendations made by the Chief Executive Officer. Our Chief Executive Officer’s compensation is determined solely by the Compensation Committee, which, consistent with NASDAQ requirements, is comprised exclusively of independent directors, and the Chief Executive Officer does not participate in Committee decisions surrounding his compensation.

Independent Compensation Consultant

The Compensation Committee retained Compensation Resources, Inc. as its independent compensation consultant. Compensation Resources provided chief executive officer and director compensation consulting services to the Compensation Committee, including a competitive market analysis of peers and the base salary, total cash compensation and total direct compensation. Interactions with Compensation Resources were limited to the Compensation Committee Chair and interaction with executives was generally limited to discussions as required to compile information at the Compensation Committee’s direction. During fiscal year 2018, Compensation Resources reported directly to the Compensation Committee and did not provide services to, or on behalf of, any other part of our business. Based on these factors and its own evaluation of Compensation Resources independence pursuant to the requirements approved and adopted by the SEC, the Compensation Committee has determined that the work performed by Compensation Resources does not raise any conflicts of interest.

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Compensation Philosophy and Objectives

Our executive compensation philosophy calls for competitive total compensation that will reward executives for achieving individual and corporate performance objectives and will attract, motivate and retain leaders who will drive the creation of shareholder value. It incorporates elements that create shareholder value by driving financial performance, retaining a high-performing and talented executive team, and aligning the interests of the executive team with the interests of shareholders. The Compensation Committee reviews the compensation and benefits programs for executive officers, including the named executive officers, and performs an annual assessment of the Company’s executive compensation policy. In determining total compensation, the Compensation Committee considers the objectives and attributes described below.

Executive Compensation Principles
Shareholder Alignment	●	Our executive compensation programs are designed to create shareholder value.
	●	Long-term incentive awards, delivered in part in the form of equity, make up a portion of our executives’ total compensation and closely align the interests of executives with the long-term interests of our shareholders.
Performance based	●	Long-term incentive awards are designed to reward our executive officers for creating long-term shareholder value. Long-term incentive awards are granted primarily in the form of stock options and/or shares.
Appropriate Risk	●	Our executive compensation programs are designed to encourage executive officers to take appropriate risks in managing their businesses to achieve optimal performance.
Competitive with external talent markets	●	Our executive compensation programs are designed to be competitive within the relevant markets.
Simple and transparent	●	Our executive compensation programs are designed to be readily understood by our executives, and transparent to our investors.

Compensation Analysis Peer Group

After consideration of business models, company revenue and market capitalization of other companies in the Company’s technology industry segment, and with the input from Compensation Resources, Inc., the compensation consultant used by the Company at the time the study was last conducted, the Compensation Committee established the following list of peer companies to provide a comparative framework for use in setting executive compensation for 2019:

Amber Road, Inc.	B Square Corp.
Cass Information Systems	Data Watch Corp.
Digital Turbine, Inc.	Everbridge, Inc.
Mitek Systems, Inc.	SPS Commerce Inc.
USA Technologies, Inc.	Zix Corp.

Executive Officer Base Salaries and Compensation Comparisons

Compensation plans are developed by utilizing publicly available compensation data in the information technology and software services industries. We believe that the practices of these groups of companies provide us with appropriate compensation benchmarks, because these groups of companies are in similar businesses and tend to compete with us for executives and other employees. For benchmarking executive compensation, we typically review the compensation data we have collected from these groups of companies, as well as a subset of the data from those companies that have a similar number of employees as the Company. The Compensation Committee has determined to utilize the services of a consultant for purposes of comparing our compensation program with similarly situated companies in like industries. The recommendations of these consultants will be utilized by the Compensation Committee in determining the appropriate compensation packages in addition to taking into account the unique global scale of the Company’s business. While these consultants may make general recommendations about the size and components of compensation, we anticipate our philosophy to continue on the basis of a pay-for-performance philosophy.

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In establishing the compensation of our named Chief Executive Officer, we based the amounts primarily on the market data and advice provided by Compensation Resources, Inc. with respect to the compensation paid to individuals who perform substantially similar functions within the peer group companies. In connection with the other named executive officers, we also relied on the recommendations of the Chief Executive Officer’s analysis relative to those individuals’ performance and compensation. We also examined the outstanding stock options and equity grants held by the executive officers for the purpose of considering the retention value of any additional equity awards.

As a general guideline, for our named executive officers, we aim to set base salary, cash compensation and total compensation at approximately the mean market range. Our analysis determined that the base salary of our Chief Executive officer was slightly above the mean, cash compensation was generally within the mean, but the total direct compensation was below the mean. As such, it was determined to develop a long-term, performance-based element of the compensation that brought the total direct compensation within the mean.

2018 Executive Compensation Components

For the fiscal year ended June 30, 2018, the principal components of compensation that our named executive officers were eligible to receive were:

● Base salary;

● Annual Bonus;

● Long Term Equity Incentive Compensation;

● Performance-based incentive compensation (discretionary bonus); and

● Perquisites and other personal benefits.

The Company’s executive compensation program is intended to promote and maintain stability within the executive team. The Company’s goal for its executive compensation program is to attract, motivate and retain a talented, entrepreneurial, ethical and creative team of executives who will provide leadership for the Company’s success in dynamic and competitive markets.

Base Salary

An executive’s base salary is a fixed element of the executive’s compensation intended to attract and retain executives. It is evaluated together with components of the executive’s other compensation to ensure that the executive’s total compensation is consistent with our overall compensation philosophy. Base salaries are adjusted annually by the Compensation Committee.

The base salaries were established in arms-length negotiations between the executive and the Company, considering their extensive experience, knowledge of the industry, track record, and achievements on behalf of the Company. The Company expects each named executive officer to contribute to the Company’s overall success as a member of the executive team rather than focus solely on specific objectives within the officer’s area of responsibility.

We provided a 12.4% increase in base salary for Mr. Almond and a 3% increase for Ms. McGlasson in fiscal 2018. There was no salary increase for Mr. Ghauri in 2018. Effective in 2019, Mr. Almond and Ms. McGlasson each received a 4% increase in base salary and Mr. Ghauri’s base salary was increased by 16.7%, due in part, to the peer analysis provided by our compensation consultant. The Compensation Committee set the salaries of the remaining named executive officers for 2019 based on the relative compensation of the executive team, the contributions, maturity and tenure of the executive team. The Compensation Committee determined that salary alone was an adequate basis for short term compensation, and that equity incentives would be used for the long-term elements of incentive programs for Ms. McGlasson and Mr. Almond.

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Annual Bonus

Our compensation program includes eligibility for bonuses as rewarded by the Compensation Committee. All executives are eligible for annual performance-based cash bonuses in accordance with Company policies. The Compensation Committee takes into consideration the executive’s performance during the previous year to determine eligibility for discretionary bonuses. Further, the compensation committee will review, if applicable, the performance criteria set forth in an executive’s previous year’s agreement and will determine if the executive has met such criteria in order to achieve the bonus. The Company’s bonus criteria at the executive management level, is typically based on gross revenue and income from operations targets. Cash bonuses, if any for 2018 are reflected in the summary of compensation discussed below starting on page 34. For 2019, Mr. Ghauri is eligible for cash bonuses tied to Net Revenues and Income from Operations as discussed below starting on page 36. The Compensation Committee determined that Net Revenues and Income from Operations was a proper measure for measuring Mr. Ghauri’s performance in that it encourages his participation in revenue generating activities and continues to incentivize him to monitor and maximize cost efficiency.

Long-Term Equity Incentive Compensation

We believe that long-term performance is achieved through an ownership culture that encourages long-term participation by our executives in equity-based awards. Because base salary and equity awards are such basic elements of compensation within our industry, as well as the high technology and software industries in general, and are generally expected by employees, we believe that these components must be included in our compensation mix in order for us to compete effectively for talented executives. We award time-based vested stock from our Equity Incentive Plans for several reasons. First, such awards facilitate retention of our executives. Restricted stock generally vests only if the executive remains employed by the Company. Second, time-based stock awards align executive compensation with the interests of our shareholders and thereby focuses executives on increasing value for the shareholders. Time-vested stock generally only provides a superior return if the stock price appreciates, and results in materially less dilution to the shareholders than options while frequently providing equivalent value to the employee at less cost to the Company than options. In determining the number of shares to be granted to executives, we take into account the individual’s position, scope of responsibility, ability to affect profits and shareholder value, past and recent performance, and the estimated value of shares at the time of grant. Assuming individual performance at a level satisfactory to the Compensation Committee, the size of total equity compensation is generally targeted at the 50th percentile for the peer group. As indicated above, market data, including compensation percentiles, were among several factors the committee reviewed in determining compensation.

Equity incentives provided to executives are determined by the Fair Market Value of our common stock on the grant date Each executive’s stock award was based on an analysis of the Compensation Committee of an appropriate overall cash compensation for each individual taking into account their position and compensation at similarly situated companies. Each executive’s stock award was based on a desired overall compensation cash value less the base salary as approved by the Compensation Committee.

In fiscal 2018, Mr. Almond and Ms. McGlasson each received 2,500 shares of common stock related to a stock grant made in September 2015. The stock grant was for 20,000 shares to each person vesting quarterly over two years. Mr. Ghauri received 8,264 shares of common stock from a grant made in September 2016, which will vest annually through 2021. The stock grant was for 82,644 shares which 50% vested immediately and the remaining 50% vesting annually from June 2017 to June 2021.

Effective for fiscal 2019, Mr. Almond will receive a grant of 10,000 shares of common stock vesting quarterly over a three-year period and Ms. McGlasson will receive a grant of 7,500 shares of common stock vesting quarterly over a two-year period. Mr. Ghauri is eligible to receive grants of shares based on the performance criteria connected to net revenues and net income from operations as discussed below. The total compensation including equity grants is designed to bring the Chief Executive Officer to the mean market average.

The Compensation Committee elected to grant Mr. Ghauri a onetime $300,000 cash award in fiscal 2019 based on his initiative that saved the Company in excess of $7 million in fiscal year 2018.

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Mr. Ghauri’s bonus for fiscal year 2019 is based on the total revenues and income from operations on a graduated basis. The following table demonstrates the graduated percentage of bonus that Mr. Ghauri will be eligible to earn based on the percentage of the goal achieved. Bonuses will be paid 60% in cash and 40% in shares of common stock valued on the date in which the bonus is earned, or June 30, 2019. Total net revenues and income from operations are based on those values reported for the year ending June 30, 2019 excluding any adjustments relating to changes in revenue recognition policy.

	Allocated
	Bonus %	% of Bonus	25%	50%	100%	125%	150%	175%	200%
Net revenues	55%	Increase in revenues	5%	10%	15%	20%	25%	30%	35%
Bonus Earned			82,500	165,000	330,000	412,500	495,000	577,500	660,000

		% of Bonus	25%	50%	100%	125%	150%	175%	200%
Income from Operations	45%	Income from Operations %	5.0%	7.5%	10.0%	12.5%	15.0%	17.5%	20.0%
Bonus Earned			67,500	135,000	270,000	337,500	405,000	472,500	540,000

Total Bonus			150,000	300,000	600,000	750,000	900,000	1,050,000	1,200,000

Perquisites and Other Personal Benefits

We provide named executive officers with perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the level of perquisites and other personal benefits provided to NetSol’s executive officers.

We maintain benefits and perquisites that are offered to all employees, including health and dental insurance. Benefits and perquisites may vary in different country locations and are consistent with local practices and regulations.

Termination Based Compensation

Upon termination of employment, all executive officers with a written employment agreement are entitled to receive severance payments under their employment agreements. In determining whether to approve, and as part of the process of setting the terms of, such severance arrangements, the Compensation Committee recognizes that executives and officers often face challenges securing new employment following termination. Further, the Committee recognizes that many of the named executives and officers have participated in the Company since its founding and that this participation has not resulted in a return on their investments. Termination and Change in Control Payments considered both the risk and the dedication of these executives’ service to the Company.

Our Chief Executive Officer has an employment agreement that provides, if his employment is terminated without cause or if the executive terminates the agreement with Good Reason, he is entitled to (a) all remaining salary to the end of the date of termination, plus salary from the end of the employment term through the end of the fourth anniversary of the date of termination, and (b) the continuation by the Company of medical and dental insurance coverage for him and his family until the end of the employment term and through the end of the fourth anniversary of the date of termination. Provided, however, if such benefits cannot be continued for this extended period, the Executive shall receive cash (including a tax-equivalency payment for Federal, state and local income and payroll taxes assuming Executive is in the maximum tax bracket for all such purposes) where such benefits may not be continued. These agreements further provide for vesting of all options and restrictive stock grants, if any.

Our Chief Financial Officer has an employment agreement that provides, if his employment is terminated without cause or if the executive terminates the agreement with Good Reason, he is entitled to (a) all remaining salary to the end of the date of termination, plus salary from the end of the employment term through the end of the first anniversary of the date of termination, and (b) the continuation by the Company of medical and dental insurance coverage for him and his family until the end of the employment term and through the end of the first anniversary from the date of termination. Provided, however, if such benefits cannot be continued for this extended period, the Executive shall receive cash (including a tax-equivalency payment for Federal, state and local income and payroll taxes assuming Executive is in the maximum tax bracket for all such purposes) where such benefits may not be continued. These agreements further provide for vesting of all options and restrictive stock grants, if any.

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The Secretary of the Company has an employment agreement that provides, if she is terminated without cause or if the executive terminates the agreement with Good Reason, she is entitled to (a) all remaining salary to the end of the date of termination, plus salary from the end of the employment term through the end of the second anniversary of the date of termination, and (b) the continuation by the Company of medical and dental insurance coverage for her and her family until the end of the employment term and through the end of the second anniversary of the date of termination. Provided, however, if such benefits cannot be continued for this extended period, the Executive shall receive cash (including a tax-equivalency payment for Federal, state and local income and payroll taxes assuming Executive is in the maximum tax bracket for all such purposes) where such benefits may not be continued. These agreements further provide for vesting of all options and restrictive stock grants, if any.

These agreements were designed to assist in the retention of the services of our named executives and to determine in advance the rights and remedies of the parties in connection with any termination. The types and amounts of compensation and the triggering events set forth in these agreements were based on a review of the terms and conditions of normal and customary agreements in our competitive marketplace.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Compensation Committee is aware of the limitations imposed by Section 162(m), and considers the issue of deductibility when and if circumstances warrant. The committee reviews proposed compensation plans in light of applicable tax deductions, and generally seeks to maximize the deductibility for tax purposes of all elements of compensation. However, the committee may approve compensation that does not qualify for deductibility, including stock option and time-based restricted stock awards, if and when the committee deems it to be in the best interests of the Company and our shareholders.

Accounting for Stock-Based Compensation

Commencing on July 1, 2006, we began accounting for stock-based payments, including awards under our Employee Stock Option Plans, in accordance with the of Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Caton (Chairman), Mr. Beckert, Mr. Burki, and Mr. Tolentino. All current members of the Compensation Committee are “independent directors” as defined under the NASDAQ Listing Rules. None of these individuals were at any time during the fiscal year ended June 30, 2018, or at any other relevant time, an officer or employee of the Company.

No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

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Summary Compensation

The following table shows the compensation for the fiscal year ended June 30, 2018, June 30, 2017, and June 30, 2016, earned by our Chairman and Chief Executive Officer, our Chief Financial Officer who is our Principal Financial and Accounting Officer, and others considered to be executive officers of the Company.

Name and Principle Position	Fiscal Year Ended	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)		All Other Compensation ($)		Total ($)
Najeeb Ghauri	2018	$600,000	$-	$-	$-	(2)	$200,000	(3)	$800,000
CEO & Chairman	2017	$600,000	$200,000	$500,000	$76,723	(2)	$200,000	(3)	$1,576,723
	2016	$497,700	$-	$-	$44,937	(2)	$65,745	(3)	$608,382

Roger K Almond	2018	$213,000	$10,000	$-			$9,952	(4)	$232,952
Chief Financial Officer	2017	$189,263	$10,000	$-			$16,360	(4)	$215,623
	2016	$181,563	$32,550	$100,400			$11,725	(4)	$326,238

Patti L. W. McGlasson	2018	$217,420	$-	$-			$9,935	(5)	$227,355
Secretary, General Counsel	2017	$211,087	$-	$-			$9,795	(5)	$220,882
	2016	$215,049	$-	$100,400			$10,393	(5)	$325,842

(1) The stock was awarded as compensation to the officers. See also Grants of Plan-Based Awards. These amounts do not reflect compensation actually received by the named executive officer. These amounts represent the aggregate grant date fair value of the stock awards granted during the relevant time period, computed in accordance with FASB ASC 718, excluding the effect of any estimated forfeitures based on vesting conditions. A summary of the assumptions we applied in calculating these estimates is set forth in the Notes to Consolidated Financial Statements included in Note 9. The awards for which the aggregate grant date fair value is shown in this column include awards described under the Grants of Plan-Based Awards Table and in the Outstanding Equity Awards at Fiscal Year-End Table.

(2) The life of 150,671 and 155,671 outstanding options, granted in June 2014, was extended for one year for the years ended June 30, 2017 and 2016, respectively.

(3) Consists of $36,000, $36,000 and $36,000 paid for automobile and travel allowance, $16,758, $16,758 and $16,758 on account of life insurance, $16,758, $12,987 and $12,966 paid for medical and dental insurance premiums, $24,000, $nil and $nil paid for housing allowance and $108,514, $nil and $nil paid for temporary relocation paid by the Company.

(4) Consists of $16,360, $11,725 and $3,485 paid for medical and dental insurance premiums for participation in the health insurance program for the fiscal year ended June 30, 2017, 2016 and 2015, respectively.

(5) Consists of $nil, $nil and $4,855 paid for automobile allowance and $9,795, $10,393 and $12,761 paid for medical and dental insurance premiums for participation in the health insurance program for the fiscal year ended June 30, 2017, 2016 and 2015, respectively.

Discussion of Summary Compensation Table

The terms of our executive officers’ compensation are derived from our employment agreements with them and the annual performance review by our Compensation Committee. The terms of Mr. Najeeb Ghauri’s employment agreement with the Company were the result of negotiations between the Company and the executive and were approved by our Compensation Committee and Board of Directors. The terms of Ms. McGlasson’s and Mr. Almond’s employment agreement with the Company were the result of negotiations between our Chief Executive Officer and the employees and were approved by our Compensation Committee.

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Grants of Plan-Based Awards

In September 2016, Mr. Najeeb Ghauri was granted 82,644 shares of the Company’s common stock which 50% vested immediately and the remaining 50% will vest annually from June 2017 to June 2021. The shares were approved by the Compensation Committee as an incentive for the named officer.

In September 2015, Mr. Roger Almond was granted 20,000 shares of the Company’s common stock, which vest quarterly over the period of two years. The shares were approved by the Compensation Committee as an incentive for the named officer.

In September 2015, Ms. McGlasson was granted 20,000 shares of the Company’s common stock, which vest quarterly over the period of two years. The shares were approved by the Compensation Committee as an incentive for the named officer.

Employment Agreement with Najeeb Ghauri

Effective January 1, 2007, the Company entered into an Employment Agreement with our Chief Executive Officer, Najeeb Ghauri (the “CEO Agreement”). The CEO Agreement was amended effective January 1, 2008, January 1, 2010 July 25, 2013 and again on June 30, 2014. Changes made in the June 30, 2014 amendment are effective July 1, 2014. Pursuant to the CEO Agreement, as amended, between Mr. Ghauri and the Company (the “CEO Agreement”), the Company agreed to employ Mr. Ghauri as its Chief Executive Officer for a five-year term. The term of employment automatically renews for 12 additional months unless notice of intent to terminate is received by either party at least 6 months prior to the end of the term. For the fiscal year 2019, Mr. Ghauri is entitled to an annualized base salary of $900,000 consisting of salary, allowances, perquisites and benefits, and is eligible for annual bonuses based on the bonus structure adopted by the Compensation Committee as described in Item 11 under Executive Compensation beginning on page 32. Mr. Ghauri is entitled to six weeks of paid vacation per calendar year.

The CEO Agreement also includes provisions respecting severance, non-solicitation, non-competition, and confidentiality obligations. Pursuant to the CEO Agreement, if he terminates his employment for Good Reason (as described below), or, is terminated prior to the end of the employment term by the Company other than for Cause (as described below) or death, he shall be entitled to all remaining salary from the termination date until 48 months thereafter, at the rate of salary in effect on the date of termination, immediate vesting of all options and continuation of all health-related plan benefits for a period of 48 months. He shall have no obligation to seek other employment and any income so earned shall not reduce the foregoing amounts. If he is terminated by the Company for Cause (as described below), or at the end of the employment term, he shall not be entitled to further compensation. Under the CEO Agreement, Good Reason includes the assignment of duties inconsistent with his title, a material reduction in salary and perquisites, the relocation of the Company’s principal office by 30 miles, if the Company asks him to perform any act which is illegal, including the commission of a crime or act of moral turpitude, or a material breach of the CEO Agreement by the Company. Under the CEO Agreement, Cause includes conviction of crime involving moral turpitude, failure to perform his duties to the Company, engaging in activities which are directly competitive to or intentionally injurious to the Company, or any material breach of the CEO Agreement by Mr. Ghauri.

The above summary of the CEO Agreement is qualified in its entirety by reference to the full text of the CEO Agreement, a copy of which was filed as an exhibit to the Company’s 10-KSB for the fiscal year ended June 30, 2007. The above summary of the First Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which was filed as an exhibit to the Company’s 10-KSB for the fiscal year ended June 30, 2008. The above summary of the Second Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which was filed as an exhibit to the Company’s 10-Q for the fiscal year ended December 31, 2009. The above summary of the Third Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which was filed as an exhibit to the Company’s 8-K filed on July 26, 2013. The above summary of the Fourth Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which was filed as an exhibit to the Company’s 8-K filed on July 3, 2014.

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Employment Agreement with Roger K. Almond

Effective March 1, 2015, the Company entered into an Employment Agreement with our Chief Financial Officer, Mr. Roger K. Almond. Pursuant to the Employment Agreement, between Mr. Almond and the Company (the “CFO Agreement”), the Company agreed to employ Mr. Almond as its Chief Financial Officer from the date of the CFO Agreement through February 28, 2017. According to the terms of the CFO Agreement, the term of the agreement automatically extends for an additional one-year period unless notice of intent to terminate is received by either party at least 6 months prior to the end of the term. For the fiscal year 2019, Mr. Almond is entitled to an annualized base salary of $221,500 per annum, a $1,000 per month car allowance, 10,000 shares of common stock to be granted equally on a quarterly basis over 3 years issued after each quarter of service through June 30, 2021 and is eligible for annual bonuses at the discretion of the Chief Executive Officer. In addition, Mr. Almond is entitled to participate in the Company’s equity incentive plans and is entitled to four weeks of paid vacation per calendar year.

The CFO Agreement also includes provisions respecting severance, non-solicitation, non-competition, and confidentiality obligations. Pursuant to the CFO Agreement, if he terminates his employment for Good Reason (as described below), or, is terminated prior to the end of the employment term by the Company other than for Cause (as described below) or death, he shall be entitled to all remaining salary from the termination date until 12 months thereafter, at the rate of salary in effect on the date of termination, immediate vesting of all options and continuation of all health-related plan benefits for a period of 12 months. He shall have no obligation to seek other employment and any income so earned shall not reduce the foregoing amounts. If he is terminated by the Company for Cause (as described below), or at the end of the employment term, he shall not be entitled to further compensation. Under the CFO Agreement, Good Reason includes the assignment of duties inconsistent with his title, a material reduction in salary and perquisites, the relocation of the Company’s principal office by 60 miles, if the Company asks him to perform any act which is illegal, including the commission of a crime or act of moral turpitude, or a material breach of the CFO Agreement by the Company. Under the CFO Agreement, Cause includes conviction of a crime involving moral turpitude, failure to perform his duties to the Company, engaging in activities which are directly competitive to or intentionally injurious to the Company, or any material breach of the CFO Agreement by Mr. Almond.

The above summary of the CFO Agreement is qualified in its entirety by reference to the full text of the CFO Agreement, a copy of which was filed as an exhibit to the Company’s 8-K filed on March 4, 2015.

Employment Agreement with Patti L. W. McGlasson

Effective May 1, 2006, the Company entered into an Employment Agreement with our Secretary, General Counsel and Sr. Vice President, Legal and Corporate Affairs, Ms. Patti L. W. McGlasson. Pursuant to the Employment Agreement and its related amendments, between Ms. McGlasson and the Company (the “General Counsel Agreement”), the Company agreed to employ Ms. McGlasson as its Secretary and General Counsel from the date of the General Counsel Agreement through June 30, 2017. According to the terms of the General Counsel Agreement, the term of the agreement automatically extends for an additional one-year period unless notice of intent to terminate is received by either party at least 6 months prior to the end of the term. The General Counsel Agreement was amended on July 25, 2013 and again on June 30, 2014 (the General Counsel Agreement and all amendments referred to as the “GC Agreement”). Changes made in the June 30, 2014 amendment are effective July 1, 2014. Under the GC Agreement, Ms. McGlasson is entitled to an annualized base salary of $226,113 per annum, 7,500 shares of common stock to be granted equally on a quarterly basis over 2 years issued after each quarter of service through June 30, 2020 and is eligible for annual bonuses at the discretion of the Chief Executive Officer. In addition, Ms. McGlasson is entitled to participate in the Company’s equity incentive plans and, is entitled to six weeks of paid vacation per calendar year.

The General Counsel Agreement also includes provisions respecting severance, non-solicitation, non-competition, and confidentiality obligations. Pursuant to the General Counsel Agreement, if she terminates her employment for Good Reason (as described below), or, is terminated prior to the end of the employment term by the Company other than for Cause (as described below) or death, she shall be entitled to all remaining salary from the termination date until 24 months thereafter, at the rate of salary in effect on the date of termination, immediate vesting of all options and continuation of all health-related plan benefits for a period of 24 months. She shall have no obligation to seek other employment and any income so earned shall not reduce the foregoing amounts. If she is terminated by the Company for Cause (as described below), or at the end of the employment term, she shall not be entitled to further compensation. Under the General Counsel Agreement, Good Reason includes the assignment of duties inconsistent with her title, a material reduction in salary and perquisites, the relocation of the Company’s principal office by 60 miles, if the Company asks her to perform any act which is illegal, including the commission of a crime or act of moral turpitude, or a material breach of the General Counsel Agreement by the Company. Under the General Counsel Agreement, Cause includes conviction of a crime involving moral turpitude, failure to perform her duties to the Company, engaging in activities which are directly competitive to or intentionally injurious to the Company, or any material breach of the General Counsel Agreement by Ms. McGlasson.

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The above summary of the General Counsel Agreement is qualified in its entirety by reference to the full text of the General Counsel Agreement, a copy of which was filed as an exhibit to the Company’s 10-KSB for the fiscal year ended June 30, 2006 on September 27, 2006. The above summary is also qualified in its entirety by reference to the full text of the Amendment to the General Counsel Agreement, a copy of which was filed as an exhibit to the Company’s 10-Q for the quarter ended March 31, 2010. The above summary is also qualified in its entirety by reference to the full text of the Second Amendment to the General Counsel Agreement, a copy of which was filed as an exhibit to the Company’s 8-K filed on July 26, 2013. The above summary is also qualified in its entirety by reference to the full text of the Third Amendment to the General Counsel Agreement, a copy of which was filed as an exhibit to the Company’s 8-K filed on July 3, 2014.

Outstanding Equity Awards at Fiscal Year-End

The following table shows grants of stock options and grants of unvested stock awards outstanding on June 30, 2018, the last day of our fiscal year, to each of the individuals named in the Summary Compensation Table.

NAME	NUMBER OF SECURITIES UNDERLYING OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE
Najeeb Ghauri	30,000		6.50	2/12/19
Roger K Almond	-		-
Patti L. W. McGlasson	-		-

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Potential Payments upon Termination or Change of Control

Generally, regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. Such amounts include the portion of the executive’s base salary that has accrued prior to any termination and not yet been paid and unused vacation pay.

In addition, we are required to make the additional payments and/or provide additional benefits to the individuals named in the Summary Compensation Table in the event of a termination of employment or a change of control, as set forth below.

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Change-in-Control Payments

Najeeb Ghauri, Chairman and Chief Executive Officer

In the event that Mr. Ghauri is terminated as a result of a change in control, he is entitled to all payments due in the event of a termination for Cause or Good Reason and: (a) a one-time payment equal to the product of 2.99 and his salary during the preceding 12 months; (b) a one-time payment equal to the higher of (i) Executive’s bonus for the previous year and (ii) one percent of the Company’s consolidated gross revenues for the previous twelve (12) months; and at the election of the Executive, (c) a one-time cash payment equal to the cash value of all shares eligible for exercise upon the exercise of Executive’s Options then currently outstanding and exercisable as if they had been exercised in full (the “Change of Control Termination Payment”). In the event Executive elects to receive the cash value of the shares underlying Executive’s options, he shall so notify the Company of his intent.

The following table summarizes the potential payments to Mr. Ghauri assuming his employment with us was terminated or a change of control occurred on June 30, 2018, the last day of our most recently completed fiscal year.

BENEFITS AND PAYMENTS	TERMINATION AFTER CHANGE OF CONTROL	TERMINATION UPON DEATH OR DISABILITY	TERMINATION BY US WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON

Base Salary Continuance	$2,400,000	$100,000	$2,400,000
Health Related Benefits	59,040	-	59,040
Bonus	-	-	-
Salary Multiple Pay-out	1,794,000	-	-
Bonus or Revenue One-time Pay-Out	608,614	-	-
Net Cash Value of Options	195,000	-	-

Total	$5,056,654	$100,000	$2,459,040

Roger Almond, Chief Financial Officer

In the event that Mr. Almond is terminated as a result of a change in control, he is entitled to all payments due in the event of a termination for Cause or Good Reason and: (a) a one-time payment equal to the product of 2.99 and his salary during the preceding 12 months; (b) a one-time payment equal to the higher of (i) Executive’s bonus for the previous year and (ii) one-half of one percent of the Company’s consolidated gross revenues for the previous twelve (12) months (the “Change of Control Termination Payment”).

The following table summarizes the potential payments to Mr. Almond assuming his employment with us was terminated or a change of control occurred on June 30, 2018, the last day of our most recently completed fiscal year.

BENEFITS AND PAYMENTS	TERMINATION AFTER CHANGE OF CONTROL	TERMINATION UPON DEATH OR DISABILITY	TERMINATION BY US WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON

Base Salary Continuance	$213,000	$35,500	$213,000
Health related benefits	10,068	-	10,068
Bonus	-	-	-
Salary Multiple Pay-out	636,870	-	-
Bonus or Revenue One-time Pay-Out	304,307	-	-
Net Cash Value of Options	-	-	-

Total	$1,164,245	$35,500	$223,068

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Patti L. W. McGlasson, Senior V.P. of Legal and Corporate Affairs, Secretary and General Counsel

In the event that Ms. McGlasson is terminated as a result of a change in control, she is entitled to all payments due in the event of a termination for Cause or Good Reason and: (a) a one-time payment equal to the product of 2.99 and her salary during the preceding 12 months; (b) a one-time payment equal to the higher of (i) Executive’s bonus for the previous year and (ii) one-half of one percent of the Company’s consolidated gross revenues for the previous twelve (12) months (the “Change of Control Termination Payment”).

The following table summarizes the potential payments to Ms. McGlasson assuming her employment with us was terminated or a change of control occurred on June 30, 2018, the last day of our most recently completed fiscal year.

BENEFITS AND PAYMENTS	TERMINATION AFTER CHANGE OF CONTROL	TERMINATION UPON DEATH OR DISABILITY	TERMINATION BY US WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON

Base Salary Continuance	$434,840	$36,237	$434,840
Health related benefits	5,664	-	5,664
Bonus	-	-	-
Salary Multiple Pay-out	650,086	-	-
Bonus or Revenue One-time Pay-Out	304,651	-	-
Net Cash Value of Options	-	-	-

Total	$1,395,241	$36,237	$440,504

Director Compensation

Director Compensation Table

The following table sets forth a summary of the compensation earned by our Directors and/or paid to certain of our Directors pursuant to the Company’s compensation policies for the fiscal year ended June 30, 2018, other than Najeeb Ghauri and Naeem Ghauri who are paid as part of their employment agreements with the Company or its subsidiaries and not as directors. Mr. Henry Tolentino and Ms. Malea Farsai were elected in June 2018 and were not awarded any shares or options at fiscal year end June 30, 2018.

NAME	FEES EARNED OR PAID IN CASH ($)	SHARES AWARDS ($) (1)	TOTAL ($)
Eugen Beckert	42,209	69,261	111,470
Shahid Javed Burki	49,245	69,261	118,506
Mark Caton	45,725	69,261	114,986
	137,179	207,783	344,962

(1) During the fiscal year ended June 30, 2018, there were 12,404 shares and zero options issued to each independent director.

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Employee Stock Option Plans

In March 2004, our shareholders approved the 2003 Stock Option Plan. This plan authorizes up to 200,000 options to purchase common stock of which 200,000 have been granted. The grant prices range between $5.00 and $50.00.

In April 2006, our shareholders approved the 2005 Stock Option Plan. This plan authorizes up to 500,000 options to purchase common stock of which 500,000 have been granted. The grant prices range between $3.00 and $26.20.

In May 2011, our shareholders approved the 2011 Stock Option Plan. This plan authorizes up to 500,000 options to purchase common stock of which 370,000 have been granted. The grant prices range between $3.00 and $16.75.

In July 2013, our shareholders approved the 2013 Stock Option Plan. This plan authorizes up to 1,250,000 options to purchase common stock of which 1,247,405 have been granted. The grant prices range between $2.90 and $10.68.

In May 2015, our shareholders approved the 2015 Stock Option Plan. This plan authorizes up to 1,250,000 options to purchase common stock of which 955,997 have been granted. The grant prices range between $3.75 and $6.25.

OPTIONS:

	Number of Options Authorized	Options Grants Issued	Options Grants Cancelled / Expired	Available for Issue	Options Issued but Outstanding

The 2003 stock option plan	200,000	200,000	(1,000)	1,000	-
The 2005 stock option plan	500,000	500,000	-	-	53,462
The 2011 stock option plan	500,000	370,000	-	130,000	-
The 2013 stock option plan	1,250,000	1,247,405	(247,151)	249,746	-
The 2015 stock option plan	1,250,000	955,997	-	294,003	-

	3,700,000	3,273,402	(248,151)	674,749	53,462

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis contained within this Proxy Statement with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into NetSol Technologies, Inc. Annual Report on Form 10-K for the year ended June 30, 2018, as previously filed.

Compensation Committee
Mark Caton (Chair)
Eugen Beckert
Shahid Javed Burki
Henry Tolentino

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR FISCAL 2019

The Rules of the Securities and Exchange Commission permit shareholders of the Company, after notice to the Company, to present proposals for stockholder action in the Company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by Company action in accordance with the proxy rules published by the Securities and Exchange Commission. The Company’s 2019 annual meeting of shareholders is expected to be held on or about June 4, 2020 and proxy materials in connection with that meeting are expected to be mailed on or about March 5, 2020. The Company must receive stockholder proposals prepared in accordance with the proxy rules by January 4, 2020.

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A proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

FILINGS UNDER SECTION 16(A)

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons holding ten percent or more of a registered class of the Company’s equity securities, to file reports regarding their ownership and regarding their acquisitions and dispositions of the Company’s equity securities with the Securities and Exchange Commission. Officers, directors and greater than ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of any Section 16(a) forms they file.

Based solely on copies of such forms furnished as provided above, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended June 30, 2018, all Section 16(a) filing requirements applicable to its executive officers, directors and beneficial owners of more than 10% of its Common Stock were complied.

VOTING PROCEDURES

Tabulation of the Votes: The votes cast by proxy will be tabulated by Broadridge.

Effect of an Abstention and Broker Non-Votes: A shareholder who abstains from voting on any of or all of the proposals will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will not be counted either in favor of or against the election of the nominees or other proposals. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their client’s proxies in their own discretion.

ANNUAL REPORT ON FORM 10-K

A copy of NetSol’s Annual Report on Form 10-K for the year ended June 30, 2018, which has been filed with the SEC pursuant to the Exchange Act will be furnished to shareholders together with this Proxy Statement. Copies of these reports are available without charge to each shareholder, upon written request to the Investor Relations department at our principal offices at 23975 Park Sorrento, Suite 250 Calabasas, CA 91302 or from the Internet on SEC’s Edgar database at www.sec.gov.

Incorporation by Reference

We incorporate the Annual Report for the fiscal year ended June 30, 2018 and the Quarterly Report for the quarter ended December 31, 2018 both of which have been filed with the SEC pursuant to the Exchange Act into this proxy statement by this reference. As stated above, the annual report on form 10-K is being delivered to shareholders together with this Proxy Statement. Copies of the reports are available without charge to each shareholder, upon written request to the Investor Relations department at our principal offices at 23975 Park Sorrento, Suite 250, Calabasas, CA 91302 or from the Internet on the SEC’s Edgar database at www.sec.gov.

OTHER MATTERS

The Board of Directors of the Company does not intend to present any business at the Annual Meeting other than the matters specifically set forth in this Proxy Statement and knows of no other business to come before the Annual Meeting. However, on all matters properly brought before the Annual Meeting by the Board or by others, the persons named as proxies in the accompanying proxy will vote in accordance with their best judgment.

ALL SHAREHOLDERS ARE REQUESTED TO SIGN AND MAIL PROXIES, VOTE VIA TELEPHONE OR VOTE VIA THE INTERNET PROMPTLY.

Your attendance at the Annual Meeting is desired whether your holdings are large or small. We encourage shareholders to take an active interest in NetSol and we would appreciate your vote on the enclosed proxy card or via the Internet through our transfer agent AST by visiting the www.proxyvote.com site and following the screen instructions. If you plan to vote at the Annual Meeting by proxy, please either sign, date and mail your Proxy in the enclosed envelope or at www.proxyvote.com, as promptly as possible.

Dated: April 22, 2019

Calabasas, California

BY ORDER OF THE BOARD OF DIRECTORS

Najeeb Ghauri
Chairman and CEO

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